                                                                     EXHIBIT 4.1


--------------------------------------------------------------------------------




                         LIBERTY GROUP OPERATING, INC.

                                      AND

                           THE SUBSIDIARY GUARANTORS
                                 PARTIES HERETO

                                       TO

                      STATE STREET BANK AND TRUST COMPANY
                                   as Trustee


                                ---------------

                                   Indenture

                          Dated as of January 27, 1998

                                ---------------

                                  $180,000,000


                   9 3/8% Senior Subordinated Notes due 2008


--------------------------------------------------------------------------------

               Reconciliation and tie between Trust Indenture Act
              of 1939 and Indenture, dated as of January 27, 1998


Trust Indenture                                           Indenture
  Act Section                                              Section
---------------                                           ---------
Section 310(a)(1) ......................................... 609
           (a)(2) ......................................... 609
           (a)(3) ......................................... Not Applicable
           (a)(4) ......................................... Not Applicable
           (b)    ......................................... 608
                                                            610
Section 311(a)    ......................................... 613(a)
           (b)    ......................................... 613(b)
           (b)(2) ......................................... 703(a)(2)
                                                            703(b)
Section 312(a)    ......................................... 701
                                                            702(a)
           (b)    ......................................... 702(b)
           (c)    ......................................... 702(c)
Section 313(a)    ......................................... 703(a)
           (b)    ......................................... 703(b)
           (c)    ......................................... 703(a)
                                                            703(b)
           (d)    ......................................... 703(c)
Section 314(a)    ......................................... 704
           (b)    ......................................... Not Applicable
           (c)(1) ......................................... 102
           (c)(2) ......................................... 102
           (c)(3) ......................................... Not Applicable
           (d)    ......................................... Not Applicable
           (e)    ......................................... 102
Section 315(a)    ......................................... 601(a)
           (b)    ......................................... 602
                                                            703(a)(6)
           (c)    ......................................... 601(b)
           (d)    ......................................... 601(c)
           (d)(1) ......................................... 601(a)(1)
           (d)(2) ......................................... 601(c)(2)
           (d)(3) ......................................... 601(c)(3)
           (e)    ......................................... 514

Trust Indenture                                          Indenture
  Act Section                                             Section
---------------                                          ---------
Section 316(a)       ...................................... 101
           (a)(1)(A) ...................................... 502
                                                            512
           (a)(1)(B) ...................................... 513
           (a)(2)    ...................................... Not Applicable
           (b)       ...................................... 508
Section 317(a)(1)    ...................................... 503
           (a)(2)    ...................................... 504
           (b)       ...................................... 1003
Section 318(a)       ...................................... 107






-------------------------
         Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                                      Page
                                                       ARTICLE ONE

                                             Definitions and Other Provisions
                                                  of General Application

         SECTION 101.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 102.     Compliance Certificates and Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 103.     Form of Documents Delivered to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 104.     Acts of Holders; Record Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 105.     Notices, Etc., to Trustee and Company.  . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 106.     Notice to Holders; Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 107.     Conflict with Trust Indenture Act.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 108.     Effect of Headings and Table of Contents  . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 109.     Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 110.     Separability Clause.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 111.     Benefits of Indenture.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 112.     Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 113.     Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 114.     No Personal Liability of Partners, Stockholders, Officers, Directors  . . . . . . . . . . .  39


                                                       ARTICLE TWO

                                                        Note Forms

         SECTION 201.     Forms Generally.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40


                                                      ARTICLE THREE

                                                        The Notes

         SECTION 301.     Title and Terms.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 302.     Denominations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 303.     Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 304.     Temporary Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 305.     Registration, Registration of Transfer and Exchange . . . . . . . . . . . . . . . . . . . .  44

                                                                                                                      Page
                                                                                                                      ----
         SECTION 306.     Mutilated, Destroyed, Lost and Stolen Notes.  . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 307.     Payment of Interest; Interest Rights Preserved. . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 308.     Persons Deemed Owners.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 309.     Cancellation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 310.     Computation of Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58


                                                       ARTICLE FOUR

                                                Satisfaction and Discharge

         SECTION 401.     Satisfaction and Discharge of Indenture   . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 402.     Application of Trust Money. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60


                                                       ARTICLE FIVE

                                                         Remedies

         SECTION 501.     Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 502.     Acceleration of Maturity; Rescission and Annulment. . . . . . . . . . . . . . . . . . . . .  62
         SECTION 503.     Collection of Indebtedness and Suits for Enforcement by Trustee . . . . . . . . . . . . . .  63
         SECTION 504.     Trustee May File Proofs of Claim. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 505.     Trustee May Enforce Claims Without Possession of Notes. . . . . . . . . . . . . . . . . . .  65
         SECTION 506.     Application of Money Collected  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 507.     Limitation on Suits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 508.     Unconditional Right of Holders to Receive Principal, Premium and Interest . . . . . . . . .  67
         SECTION 509.     Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 510.     Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 511.     Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 512.     Control by Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 513.     Waiver of Past Defaults.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 514.     Undertaking for Costs.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 515.     Waiver of Usury, Stay or Extension Laws . . . . . . . . . . . . . . . . . . . . . . . . . .  69

                                                                                                                       Page
                                                                                                                       ----
                                                       ARTICLE SIX

                                                       The Trustee

         SECTION 601.     Certain Duties and Responsibilities   . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION 602.     Notice of Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION 603.     Certain Rights of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION 604.     Not Responsible for Recitals or Issuance of Notes.  . . . . . . . . . . . . . . . . . . . .  72
         SECTION 605.     May Hold Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         SECTION 606.     Money Held in Trust.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         SECTION 607.     Compensation and Reimbursement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 608.     Disqualification; Conflicting Interests   . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 609.     Corporate Trustee Required; Eligibility   . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 610.     Resignation and Removal; Appointment of Successor . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 611.     Acceptance of Appointment by Successor  . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 612.     Merger, Conversion, Consolidation or Succession to Business.  . . . . . . . . . . . . . . .  76
         SECTION 613.     Preferential Collection of Claims Against Company.  . . . . . . . . . . . . . . . . . . . .  77


                                                      ARTICLE SEVEN

                                    Holders' Lists and Reports by Trustee and Company

         SECTION 701.     Company to Furnish Trustee Names and Addresses of Holders . . . . . . . . . . . . . . . . .  77
         SECTION 702.     Preservation of Information; Communications to Holders. . . . . . . . . . . . . . . . . . .  77
         SECTION 703.     Reports by Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 704.     Reports by Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78


                                                      ARTICLE EIGHT

                                   Consolidation, Merger, Conveyance, Transfer or Lease

         SECTION 801.     Limitation on Merger, Sale or Consolidation.  . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 802.     Successor Substituted.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

                                                                                                                       Page
                                                                                                                       ----
         SECTION 803.     Transfer of Subsidiary Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80


                                                       ARTICLE NINE

                                                 Supplemental Indentures

         SECTION 901.     Supplemental Indentures Without Consent of Holders  . . . . . . . . . . . . . . . . . . . .  81
         SECTION 902.     Supplemental Indentures with Consent of Holders.  . . . . . . . . . . . . . . . . . . . . .  82
         SECTION 903.     Execution of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         SECTION 904.     Effect of Supplemental Indentures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         SECTION 905.     Conformity with Trust Indenture Act.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         SECTION 906.     Reference in Notes to Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . .  83


                                                       ARTICLE TEN

                                                        Covenants

         SECTION 1001.    Payment of Principal, Premium and Interest. . . . . . . . . . . . . . . . . . . . . . . . .  84
         SECTION 1002.    Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         SECTION 1003.    Money for Note Payments to be Held in Trust.  . . . . . . . . . . . . . . . . . . . . . . .  85
         SECTION 1004.    Existence.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         SECTION 1005.    Maintenance of Properties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         SECTION 1006.    Payment of Taxes and Other Claims.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         SECTION 1007.    Maintenance of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         SECTION 1008.    Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock  . . . .  88
         SECTION 1009.    Limitation on Restricted Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         SECTION 1010.    Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries  . . . . . .  92
         SECTION 1011.    Limitation on Liens Securing Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . .  93
         SECTION 1012.    Limitation on Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . .  94
         SECTION 1013.    Limitation on Sale of Assets and Subsidiary Stock . . . . . . . . . . . . . . . . . . . . .  95

                                                                                                                      Page
                                                                                                                      ----
         SECTION 1014.    Limitation on Issuances and Sales of Capital Stock of Wholly Owned Subsidiaries . . . . . . 100
         SECTION 1015.    Repurchase of Notes at the Option of the Holder Upon a Change of Control. . . . . . . . . . 100
         SECTION 1016.    Investment Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         SECTION 1017.    Limitation on Lines of Business.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         SECTION 1018.    Future Subsidiary Guarantors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         SECTION 1019.    Limitation on Layering Debt.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
         SECTION 1020.    Limitation on Merger of Subsidiary Guarantors and Release of Subsidiary Guarantors. . . . . 104
         SECTION 1021.    Statement by Officers as to Default; Compliance Certificates  . . . . . . . . . . . . . . . 105
         SECTION 1022.    Waiver of Certain Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106


                                                      ARTICLE ELEVEN

                                                   Redemption of Notes

         SECTION 1101.    Right of Redemption.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
         SECTION 1102.    Applicability of Article. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
         SECTION 1103.    Election to Redeem; Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
         SECTION 1104.    Selection by Trustee of Notes to Be Redeemed. . . . . . . . . . . . . . . . . . . . . . . . 107
         SECTION 1105.    Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
         SECTION 1106.    Deposit of Redemption Price.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
         SECTION 1107.    Notes Payable on Redemption Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
         SECTION 1108.    Notes Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109


                                                      ARTICLE TWELVE

                                            Defeasance and Covenant Defeasance

         SECTION 1201.    Company's Option to Effect Defeasance or Covenant Defeasance. . . . . . . . . . . . . . . . 110
         SECTION 1202.    Defeasance and Discharge. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
         SECTION 1203.    Covenant Defeasance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
         SECTION 1204.    Conditions to Defeasance or Covenant Defeasance.  . . . . . . . . . . . . . . . . . . . . . 111
         SECTION 1205.    Deposited Money and U.S. Government

                                                                                               Page
                                                                                               ----
                          Obligations to be Held in Trust;Other
                          Miscellaneous Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
         SECTION 1206.    Reinstatement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115


                                                     ARTICLE THIRTEEN

                                                  Subsidiary Guarantees

         SECTION 1301.    Subsidiary Guarantees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
         SECTION 1302.    Execution and Delivery of Subsidiary Guarantees . . . . . . . . . . . . . . . . . . . . . . 118
         SECTION 1303.    Subsidiary Guarantors May Consolidate, etc., on Certain Terms.  . . . . . . . . . . . . . . 119
         SECTION 1304.    Releases Following Sale of Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
         SECTION 1305.    Limitation of Subsidiary Guarantor's Liability. . . . . . . . . . . . . . . . . . . . . . . 121
         SECTION 1306.    Application of Certain Terms and Provisions to the Subsidiary Guarantors. . . . . . . . . . 121
         SECTION 1307.    Release of Subsidiary Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 122
         SECTION 1308.    Subordination of Subsidiary Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . 122


                                                     ARTICLE FOURTEEN

                                                      Subordination

         SECTION 1401.    Agreement to Subordinate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123
         SECTION 1402.    Liquidation; Dissolution; Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
         SECTION 1403.    Default on Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
         SECTION 1404.    Acceleration of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126
         SECTION 1405.    When Distribution Must Be Paid Over.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 126
         SECTION 1406.    Notice by Company.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
         SECTION 1407.    Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128
         SECTION 1408.    Relative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128
         SECTION 1409.    Subordination May Not Be Impaired by Company  . . . . . . . . . . . . . . . . . . . . . . . 129
         SECTION 1410.    Distribution or Notice to Senior Bank Representative  . . . . . . . . . . . . . . . . . . . 129
         SECTION 1411.    Rights of Trustee and

                                                                                                                      Page
                                                                                                                      ----
                          Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 130
         SECTION 1412.    Authorization to Effect Subordination   . . . . . . . . . . . . . . . . . . . . . . . . . . 130
         SECTION 1413.    Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131


         Annex A          FORM OF NOTE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
         Annex B          FORM OF SUBSIDIARY GUARANTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
         Annex C          FORM OF REGULATION S CERTIFICATE FOR HOLDER . . . . . . . . . . . . . . . . . . . . . . . . C-1

          INDENTURE, dated as of January 27, 1998, among Liberty Group Operating, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 3000 Dundee Road, Suite 203, Northbrook, Illinois 60062, the Company's existing and future Subsidiaries (the "Subsidiary Guarantors") and State Street Bank and Trust Company, a trust company duly organized and existing under the laws of the Commonwealth of Massachusetts, as Trustee (herein called the "Trustee").

          Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's 9 3/8% Series A Senior Subordinated Notes due 2008 and the class of 9 3/8% Series B Senior Subordinated Notes due 2008 to be exchanged for the 9 3/8% Series A Senior Subordinated Notes due 2008 of the Company:


                                  ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

SECTION 101.     Definitions.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

          (4) unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with GAAP; and

          (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          Certain terms, used principally in Article Six, are defined in that Article.

          "40-day restricted period" has the meaning set forth in Section 201.

          "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any Person existing at the time such Person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

          "Acquisition" means the purchase or other acquisition of, or combination with, any Person (including, without limitation, the acquisition of more than 50% of the Equity Interests of any Person) or all or substantially all the assets of any Person by any other Person, whether by purchase, stock purchase, merger, consolidation, or other transfer, and whether or not for consideration.

          "Act", when used with respect to any Holder, has the meaning specified in Section 104.

          "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided, that, with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

          "Asset Sale" has the meaning set forth in Section 1013.

          "Asset Sale Offer" has the meaning set forth in Section 1013.

          "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products (a) of the number of months from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

          "Bankruptcy Code" means 11 U.S.C. Section 101 et seq.

          "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

          "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue
Date), whether or not applicable.

          "Benefitted Party" has the meaning set forth in Section 1301.

          "Board of Directors" means, with respect to any Person, the board of directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or Hartford, Connecticut are authorized or obligated by law or executive order to close.

          "Capital Contribution" means a contribution of cash or Cash Equivalents by Holdings to the consolidated stockholder's equity of the Company solely in exchange for, if anything, shares of the Company's common stock with no preference or special rights or privileges and with no redemption or prepayment provisions or shares of the Company's preferred stock not redeemable or prepayable prior to the maturity of the Notes.

          "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

          "Cash Equivalent" means (a) securities issued or directly and fully guaranteed or insured by the United States Government, or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition; (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; (c) certificates of deposit, time deposits, Eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof of any domestic commercial bank, the long-term debt of which is rated at the time of acquisition thereof at least A or the equivalent thereof by Standard & Poor's Ratings Group, or A or the equivalent thereof by Moody's Investors Service, Inc. and having capital and surplus in excess of $500,000,000; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank meeting the qualifications specified in clause (c) above;
(e) commercial paper rated at the time of acquisition thereof at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group or P-2 or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within 270 days after the date of acquisition thereof; and (f) interests in any investment company which invests solely in instruments of the type specified in clauses (a) through (e) above.

          "CEDEL" has the meaning set forth in Section 201.

          "Change of Control" has the meaning specified in Section 1015.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "consolidated" means, with respect to the Company, the consolidated accounts of its Subsidiaries with those of the Company, all in accordance with GAAP; provided that "consolidated" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company.

          "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) consolidated income taxes, (ii) consolidated depreciation and amortization (including amortization of debt issuance costs in connection with any Indebtedness of such Person and its Subsidiaries), (iii) Consolidated Fixed Charges and (iv) all other non-cash charges; provided that consolidated income taxes, depreciation and amortization of a Subsidiary of such Person that is less than wholly owned shall only be added to the extent of the equity interest of such Person in such Subsidiary.

          "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, excluding amortization of debt issuance costs incurred in connection with the Notes or the Credit Agreement but including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and (b) the amount of cash dividends paid by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such Person to such Person or such Person's wholly owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) to the extent such expense would result in a liability upon the consolidated balance sheet of such Person in accordance with GAAP, interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed. Notwithstanding the foregoing, Consolidated Fixed Charges shall not include costs, fees and expenses incurred in connection with the Transactions, and any non-cash charge or expense associated with the write-off of deferred debt issuance costs associated with the Credit Agreement or the Notes.

          "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any Capital Stock), (b) the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case (i) not in excess of such Person's pro rata share of such Person's net income for such period and (ii) excluding any such payments made to any Subsidiary Guarantor pursuant to clause (a) of the definition of Permitted Payments, (c) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such Acquisition, (d) the net income, if positive, of any of such Person's Consolidated Subsidiaries in the event and solely to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, (e) the effects of changes in accounting principles, (f) any non-cash compensation expense in connection with the exercise of, grant to or repurchase from officers, directors and employees of stock, stock options or stock equivalents, (g) any non-cash charge or expense associated with the write-off of deferred debt issuance costs associated with the Credit Agreement or the

Notes, and (h) costs, fees and expenses incurred in connection with the Transactions.

          "Consolidated Net Worth" of any Person at any date means the aggregate consolidated stockholders' equity of such Person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such Person and its Consolidated Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such Person or a Consolidated Subsidiary of such Person subsequent to the Issue Date, and (c) all investments in subsidiaries that are not Consolidated Subsidiaries and in Persons that are not Subsidiaries.

          "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

          "Corporate Trust Office" means the principal office of the Trustee in at Goodwin Square, 225 Asylum Street, Hartford, Connecticut at which at any particular time its corporate trust business shall be administered.

          "corporation" means a corporation, association, company, joint-stock company or business trust.

          "Credit Agreement" means the one or more credit agreements (including, without limitation, the Revolving Credit Facility) entered into by and among the Company, certain of its Subsidiaries (if any) and certain financial institutions, which provide for in the aggregate one or more term loans and/or revolving credit and letter of credit facilities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any such credit agreement and all refundings, refinancings and replacements of any such credit agreement, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that on the date such Indebtedness is incurred it would not be prohibited by Section 1008 or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

          "Debt Incurrence Ratio" has the meaning set forth in Section 1008.

          "Default" has the meaning set forth in Section 602.

          "Defaulted Interest" has the meaning specified in Section 307.

          "Definitive Notes" means Notes that are in the form of Note as set forth in Annex A hereof that do not include the information called for by footnotes 1 and 6 thereof.

          "Depositary" has the meaning set forth in Section 201.

          "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any Person, any Equity Interest of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes and (b) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Company), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions and preferred equity owned by the Company or one of its Subsidiaries.

          "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

          "Euroclear" has the meaning set forth in Section 201.

          "Event of Default" has the meaning specified in Section 501.

          "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

          "Exchange Act" refers to the Securities Exchange Act of 1934 as it may be amended and any successor act thereto.

          "Exchange Notes" means the 9 3/8% Senior Subordinated Notes due 2008, as supplemented from time to time in accordance with the terms hereof, to be issued pursuant to this Indenture in connection with the offer to exchange Exchange Notes for the Initial Notes that may be made by the Company pursuant to the Registration Rights Agreement.

          "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

          "Excluded Person" means Green Equity Investors, L.P. and its Related Parties.

          "Exempted Affiliate Transaction" means (a) compensation, indemnification and other benefits paid or made available (x) pursuant to the employment agreements between the Company and members of its senior management, or (y) for or in connection with services actually rendered to the Company and comparable to those generally paid or made available by entities engaged in the same or similar businesses (including reimbursement or advancement of reasonable out-of-pocket expenses, directors' and officers' liability insurance and loans to officers, directors and employees (i) in the ordinary course of business and (ii) to purchase Holdings Common Stock in an amount not to exceed $1.0 million), (b) transactions, expenses and payments in connection with the Transactions, (c) any Restricted Payments or other payments or transactions expressly permitted under Section 1009, (d) payments to LGP for management services under the Management Agreement in an amount not to exceed $1.5 million in any fiscal year, plus reimbursement of reasonable out-of-pocket costs and expenses, (e) payments to LGP for reasonable and customary fees and expenses for financial advisory and investment banking services provided to the Company in connection with major financial transactions, and (f) transactions between or among the Company and its Subsidiaries or between or among Subsidiaries of the Company, provided that any ownership interest in any such Subsidiary which is not beneficially owned directly or indirectly by the Company or any of its Subsidiaries is not beneficially owned by an Affiliate of the Company or Holdings other than by virtue of the direct or indirect ownership interest in such Subsidiary held (in the aggregate) by the Company and/or one or more of its Subsidiaries.

          "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

          "Global Note" means a Note (including a Rule 144A Global Note or a Regulation S Global Note) that contains the information referred to in footnotes 1 and 6 to the form of Note as set forth in Annex A hereof.

          "Holder" means a Person in whose name a Note is registered in the Note Register.

          "Holdings" means Liberty Group Publishing, Inc.

          "Holdings Common Stock" means the Common Stock, par value $0.01 per share, of Holdings.

          "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such any Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;
(b) all liabilities and obligations, contingent or otherwise, of such Person
(i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) relating to any Capitalized Lease Obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (c) all net obligations of such Person under Interest Swap and Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clauses (a), (b) or (c) that such Person has guaranteed or that is otherwise its legal liability or which are secured by one or more Liens on any assets or property of such Person; provided that if the liabilities or obligations which are secured by a Lien have not been assumed in full by such Person or are not such Person's legal liability in full, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien; (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a),
(b), (c) or (d), or this clause (e), whether or not between or among the same parties; and (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such

Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

          "Incurrence Date" has the meaning set forth in Section 1008.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

          "Initial Notes" means the 9 3/8% Senior Subordinated Notes due 2008, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture that contain the information referred to in footnotes 1, 5 and 7 to the form of Note as set forth in Annex A hereof.

          "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation, Citicorp Securities, Inc., BT Alex.Brown and Chase Securities Inc. (each an "Initial Purchaser").

          "Interest Payment Date" means each February 1 and August 1, commencing August 1, 1998.

          "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

          "Investment" by any Person in any other Person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the Company or any Subsidiary Guarantor to the extent permitted by the Section 1008, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; (d) the making of any capital contribution by such Person to such other Person; and (e) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary. The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer. The amount of any such Investment shall be reduced by any liabilities or obligations of the Company or any of its Subsidiaries to be assumed or discharged in connection with such Investment by an entity other than the Company or any of its Subsidiaries. For purposes of clarification and greater certainty, the designation of a newly formed subsidiary as an Unrestricted Subsidiary and the initial capitalization thereof under clause (d) of the definition of Permitted Payments shall not constitute an Investment.

          "Issue Date" means the date of first issuance of the Notes under the Indenture.

          "Junior Security" means, so long as the effect of any exclusion employing this definition is not to cause the Notes to be treated in any bankruptcy case or proceeding or similar event as part of the same class of claims as Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness, for any payment or distribution, debt or equity securities of the Company or any successor corporation provided for by a plan of reorganization or readjustment that are subordinated to the Senior Indebtedness and any securities issued under such plan in respect of Senior Indebtedness at least to the same extent that the Notes are subordinated to the payment of all Senior Indebtedness then outstanding; provided that (a) if a new corporation results from such reorganization or readjustment, such corporation assumes any Senior Indebtedness not paid in full in cash or Cash Equivalents in connection with such reorganization or readjustment and (b) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

          "Leverage Ratio" on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis to (b) the aggregate amount of Consolidated EBITDA of the Company attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period; provided, that for purposes of calculating Consolidated EBITDA for this definition, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Leverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of the Reference Period, and (iv) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

          "LGP" means Leonard Green & Partners, L.P.

          "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

          "Liquidated Damages" shall have the meaning specified in the Registration Rights Agreement.

          "Management Agreement" means the management agreement, dated as of the Issue Date, between the Company, on one hand, and LGP, on the other hand, substantially as in effect on the Issue Date.

          "Maturity", when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock or a Capital Contribution and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary) expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less (i) the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale, (ii) the amounts of any repayments of Indebtedness secured, directly or indirectly, by Liens on the assets which are the subject of such Asset Sale or Indebtedness associated with such assets which is due by reason of such Asset Sale (i.e., such disposition is permitted by the terms of the instruments evidencing or applicable to such Indebtedness, or by the terms of a consent granted thereunder, on the condition that the proceeds (or portion thereof) of such disposition be applied to such Indebtedness), and other fees, expenses and other expenditures, in each case, reasonably incurred as a consequence of such repayment of Indebtedness (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be); (iii) all amounts deemed appropriate by the Company (as evidenced by a signed certificate of the Chief Financial Officer of the Company delivered to the Trustee) to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale; and (iv) with respect to Asset Sales by Subsidiaries of the Company, the portion of such cash payments attributable to Persons holding a minority interest in such Subsidiary.

          "Notes" means, collectively, the Initial Notes and, when and if issued as provided in the Registration Rights Agreement, the Exchange Notes.

          "Notes Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "Note Register" and "Notes Registrar" have the respective meaning specified in Section 305.

          "Obligation" means any principal, premium or interest payment, or monetary penalty, or damages, or purchase price due by the Company or any Subsidiary Guarantor under the terms of the Notes or the Indenture, including any Liquidated Damages due pursuant to the terms of the Registration Rights Agreement.

          "Offering Memorandum" means the offering memorandum, dated January 15, 1998, relating to the offering of the Notes.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officer's Certificate given pursuant to Section 1021 shall be the principal executive, financial or accounting officer of the Company.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

          "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

         (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

         (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

         (iii) Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

          "pari passu", when used with respect to the ranking of any Indebtedness of any Person in relation to other Indebtedness of such Person, means that each such Indebtedness (a) either (i) is not subordinated in right of payment to any other Indebtedness of such Person or (ii) is subordinate in right of payment to the same Indebtedness of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Indebtedness of such Person as to which the other is not so subordinate.

          "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest (and Liquidated Damages, if any) on any Notes on behalf of the Company.

          "Payment Blockage Period" has the meaning set forth in Section 1403.

          "Payment Default" has the meaning set forth in Section 1403.

          "Payment Notice" has the meaning set forth in Section 1403.

          "Permitted Indebtedness" means any of the following:

          (a) that the Company and the Subsidiary Guarantors may incur Indebtedness evidenced by the Notes and the Guarantees and represented by this Indenture up to the amounts specified therein as of the date thereof;

          (b) that the Company and the Subsidiary Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, that was permitted by this Indenture to be incurred and any Indebtedness of the Company outstanding on the Issue Date after giving effect to the Transactions;

          (c) the Company and the Subsidiary Guarantors may incur Indebtedness solely in respect of bankers's acceptances and letters of credit (in addition to any such Indebtedness incurred under the Credit Agreement in accordance with the Indenture) (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry; provided, that the aggregate principal amount outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) shall not exceed $5.0 million;

          (d) the Company and the Subsidiary Guarantors may incur Indebtedness arising from tender, bid, performance or government contract bonds, other obligations of like nature, or warranty or contractual service obligations of like nature, in any case, incurred by the Company or the Subsidiary Guarantors in the ordinary course of business;

          (e) the Company and the Subsidiary Guarantors may incur Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap and Hedging Obligation relates; and

          (f) the Company may incur Indebtedness to any Subsidiary Guarantor, and any Subsidiary Guarantor may incur Indebtedness to any other Subsidiary Guarantor or to the Company; provided, that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Notes and the date of any event that causes such Subsidiary Guarantor no longer to be a Subsidiary Guarantor shall be an Incurrence Date.

          "Permitted Investment" means Investments in (a) any of the Notes; (b) Cash Equivalents; (c) intercompany notes to the extent permitted under clause
(f) of the definition of "Permitted Indebtedness," provided that Indebtedness under any such notes of a Subsidiary Guarantor shall be deemed to be a Restricted Investment if such Person ceases to be a Subsidiary Guarantor; (d) Investments in the form of promissory notes of members of the Company's or Holdings' management not to exceed $1.0 million in principal amount at any time outstanding solely in consideration of the purchase by such Persons of Qualified Capital Stock of the Company or Holdings; (e) Investments by the Company or any Subsidiary Guarantor in any Person that is or immediately after such Investment becomes a Subsidiary Guarantor, or immediately after such Investment merges or consolidates into the Company or any Subsidiary Guarantor in compliance with the terms of the Indenture, provided that such Person is engaged in all material respects in a Related Business; (f) Investments in the Company by any Subsidiary Guarantor, provided that in the case of Indebtedness of the Company constituting any such Investment, such Indebtedness shall be unsecured and subordinated in all respects to the Company's obligations under the Notes; (g) Investments in securities of trade creditors or customers received in settlement of obligations that arose in the ordinary course of business or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (h) Investments by the Company outstanding on the Issue Date; (i) transactions or arrangements with officers or directors of the Company or any Subsidiary Guarantor entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company or any Subsidiary Guarantor permitted under Section 1012; (j) Investments in Persons (other than Affiliates of the Company) received as consideration from Asset Sales to the extent not prohibited by Section 1013;
(k) additional Investments at any time outstanding not to exceed the sum of (i) $5.0 million and (ii) the cumulative gain (net of taxes and all payments, fees, commissions and expenses incurred in such sale or disposition) realized by the Company and the Subsidiary Guarantor in cash or Cash Equivalents on the sale or other disposition after the Issue Date of Investments (including Permitted Investments and Restricted Investments) made after the Issue Date in accordance with this Indenture (but only to the extent that such gain is excluded from the net income of the Company and the Consolidated Subsidiaries by the definition of Consolidated Net Income); and (l) the acquisition of Equity Interests of a Person engaged in a Related Business, other than a Person described in clause (e), through the issuance of Holdings Common Stock.

          "Permitted Lien" means (a) Liens existing on the Issue Date; (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 60 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;
(f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (h) Liens securing the Notes; (i) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided that such Liens were in existence prior to the date of such Acquisition, were not incurred in anticipation thereof, and do not extend to any other assets; (j) Liens arising from Purchase Money Indebtedness permitted to be incurred under paragraph (a) of Section 1008 provided such Liens relate solely to the property which is subject to such Purchase Money Indebtedness; (k) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the assets of the Company or any Subsidiary; (1) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business; (m) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in accordance with the Indenture; (n) Liens securing Senior Indebtedness of the Company or Senior Indebtedness of Subsidiary Guarantors incurred in accordance with the Indenture; (o) Liens securing Indebtedness incurred under paragraph (b) of Section 1008; and (p) any interest or title of a lessor under any lease, whether or not characterized as capital or operating, provided that such Liens do not extend to any property or assets which is not leased property subject to such lease.

          "Permitted Payments" means, without duplication, (a) payments to Holdings in an aggregate amount not to exceed $500,000 in any fiscal year in an amount sufficient to permit Holdings to pay reasonable and necessary operating expenses and other general corporate expenses to the extent such expenses relate or are fairly allocable to the Company and its Subsidiaries (including any reasonable professional fees and expenses, but excluding all expenses payable to or to be paid to or on behalf of an Excluded Person except in a transaction constituting an Exempted Affiliate Transaction); (b) payments to Holdings to enable Holdings to pay foreign, federal, state or local tax liabilities, not to exceed the amount of any tax liabilities that would be otherwise payable by the Company and its Subsidiaries and Unrestricted Subsidiaries to the appropriate taxing authorities if they filed separate tax returns to the extent that Holdings has an obligation to pay such tax liabilities relating to the operations, assets or capital of the Company or its Subsidiaries and Unrestricted Subsidiaries, provided such payment shall either be used by Holdings to pay such tax liabilities within 90 days of Holdings's receipt of such payment or refunded to the payee; (c) payments to Holdings by the Company made concurrently with and in an amount equal to or less than payments to the Company (directly or indirectly through one or more Subsidiary Guarantors) by an Unrestricted Subsidiary, provided that in each case the Company distributes the same property as that so received by the Company from such Unrestricted Subsidiary;
(d) payments to an Unrestricted Subsidiary by the Company (directly or indirectly through one or more Subsidiary Guarantors) made concurrently with and in an amount equal to or less than payments to the Company by Holdings, provided that in each case the Company distributes the same property as that so received by the Company from Holdings; (e) payments to Holdings to enable Holdings to pay, or the payment by the Company directly of, the payments provided for by clauses (a),(d) and (e) of the definition of "Exempted Affiliate Transaction"; provided that in the case of clauses (d) of such definition, no Default or Event of Default shall have occurred and be continuing and the obligation to pay such amounts has been subordinated to the payment of the Notes; (f) cash dividends paid to Holdings to the extent necessary to permit Holdings to repurchase common stock, stock options and stock equivalents of Holdings held by former directors, officers or employees of Holdings, the Company or any of the Subsidiary Guarantors, in an aggregate amount not to exceed in any fiscal year $1.0 million plus the aggregate Net Cash Proceeds received by the Company from the sale of Holdings Common Stock to directors, officers or employees of Holdings; provided, that any amount not so paid in any fiscal year may be paid in future fiscal years; and (g) Restricted Payments in an aggregate amount not to exceed $4.0 million.

          "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Post-Commencement Interest and Expense Claims" means any and all claims arising after the commencement of any bankruptcy, insolvency, receivership or similar proceeding for interest on Senior Indebtedness at the rate (including any applicable post-default rate) set forth in the instrument evidencing or agreement governing such Senior Indebtedness or for expense reimbursement or indemnification on the terms set forth in such instrument or agreement, whether or not such claims are enforceable, allowable or allowed in such bankruptcy, insolvency, receivership or similar proceeding and even if such claims are not enforceable or allowed therein.

          "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

          "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "pro forma" includes, with respect to an Acquisition or the incurrence of Indebtedness in connection therewith, all adjustments, permitted or required to be included pursuant to Article 11 of Regulation S-X and subject to agreed-upon procedures to be performed by the Company's independent accountants to determine whether the pro forma calculations are made in accordance with Article 11 of Regulation S-X.

          "Public Equity Offering" means an underwritten offering of common stock of the Company or Holdings for cash pursuant to an effective registration statement under the Securities Act, provided at the time of or upon consummation of such offering, such common stock of the Company or Holdings is listed on a national securities exchange or quoted on the national market system of the Nasdaq Stock Market.

          "Purchase Date" means the settlement date specified by the Company in an Asset Sale Offer or Change of Control Offer, which shall be within three business days of the expiration date specified in such offer.

          "Purchase Money Indebtedness" of any Person means any Indebtedness of such Person to any seller or other Person incurred to finance the acquisition or construction (including in the case of a Capitalized Lease Obligation, the lease) of any business or real or personal tangible property (or, in each case, any interest therein) acquired or constructed after the Issue Date which, in the reasonable good faith judgment of the Board of Directors of the Company, is related to a Related Business of the Company and which is incurred concurrently with, or within 180 days of, such acquisition or the completion of such construction and, if secured, is secured only by the assets so financed.

          "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

          "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of its Qualified Capital Stock or any exchange of Qualified Capital Stock of the Company for any Capital Stock or Indebtedness of the Company issued on or after the Issue Date.

          "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Reference Period" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture; provided that "Reference Period" with regard to the Company shall include periods prior to the Acquisition of its predecessors.

          "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of the amount of fees, consents, premiums, prepayment penalties and reasonable expenses incurred in connection with such Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that if Disqualified Capital Stock is to be so refinanced or if the Indebtedness to be so refinanced is not Senior Indebtedness, (A) such Refinancing Indebtedness of any Subsidiary of the Company shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced, (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced, and (D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the Notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased (except by the amount of fees, consents, premiums, prepayment penalties and reasonable expenses incurred in connection with such Refinancing). For purposes of clarification and greater certainty, if Indebtedness permitted by the terms of this Indenture (including clauses (a), (b) and (c) of the second paragraph of Section 1008) is repaid, redeemed, defeased, refunded, refinanced, discharged or otherwise retired for value from the proceeds of Refinancing Indebtedness, the maximum amount of such Refinancing Indebtedness shall be determined in accordance with the provisions of this definition, and the amount of such Refinancing Indebtedness in excess of the amount of such Indebtedness (as permitted by this definition) shall not reduce the amount of Indebtedness permitted by the terms of this Indenture (including, without limitation, not reducing or counting towards the amounts set forth in such clauses (a), (b) and (c)).

          "Registration Rights Agreement" means the registration rights agreement made and entered into as of the Issue Date among the Company and the Initial Purchasers.

          "Regular Record Date" means each January 15 and July 15.

          "Regulation S" means Regulation S under the Securities Act.

          "Regulation S Certificate" has the meaning set forth in Section 305.

          "Regulation S Notes" has the meaning set forth in Section 201.

          "Regulation S Global Note" has the meaning set forth in Section 201.

          "Regulation S Permanent Global Note" has the meaning set forth in
Section 201.

          "Regulation S Temporary Global Note" has the meaning set forth in
Section 201.

          "Related Business" means the business conducted (or proposed to be conducted, including the activities referred to as being contemplated by the Company, as described or referred to in the Offering Memorandum) by the Company as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are reasonably related businesses, including reasonably related extensions thereof.

          "Related Party" means any partnership or corporation which is managed by or controlled by LGP or any Affiliate thereof.

          "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Investment" means, in one or a series of related transactions, any Investment, other than investments in Cash Equivalents and other Permitted Investments; provided, however, that a merger of another Person with or into the Company or a Subsidiary Guarantor in accordance with the terms of this Indenture shall not be deemed to be a Restricted Investment so long as the surviving entity is the Company or a direct wholly owned Subsidiary Guarantor.

          "Restricted Payment" means, with respect to any Person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any Subsidiary of such Person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any Subsidiary of such Person, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or any Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness,
(d) any Restricted Investment by such Person and (e) any payment provided for by clause (d) of the definition of "Exempted Affiliate Transaction"; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of the Company to the extent payable solely in shares of Qualified Capital Stock of the Company; (ii) any dividend, distribution or other payment to the Company, or to any of the Subsidiary Guarantors, by the Company or any of its Subsidiaries; (iii) payments made pursuant to the Transactions; (iv) Permitted Investments; or (v) pro rata dividends and other distributions on Equity Interests of any Subsidiary Guarantor by such Subsidiary Guarantor.

          "Revolving Credit Facility" means the Company's revolving credit facility under a credit agreement with Citicorp USA, Inc., as lender or as administrative agent, up to an amount not exceeding $175,000,000.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Rule 144A Notes" has the meaning set forth in Section 201.

          "Rule 144A Global Note" has the meaning set forth in Section 201.

          "Sale and Leaseback Transaction" means any transaction by which the Company or a Subsidiary Guarantor, directly or indirectly, becomes liable as a lessee or as a guarantor or other surety with respect to any lease of any property (whether real or personal or mixed), whether now owned or hereafter acquired that the Company or any Subsidiary Guarantor has sold or transferred or is to sell or transfer to any other Person in a substantially concurrent transaction with such assumption of liability.

          "Senior Bank Representative" means Citicorp USA, Inc. or the Person notified to the Trustee in writing as such pursuant to the Revolving Credit Facility or any credit agreement that replaces the Revolving Credit Facility or any such replacement credit agreement.

          "Senior Discount Debentures" means the 11 5/8% Senior Discount Debentures due 2009 of Holdings.

          "Senior Indebtedness" of the Company or any Subsidiary Guarantor means Indebtedness (including, without limitation, Post-Commencement Interest and Expense Claims) of the Company or such Subsidiary Guarantor arising under the Credit Agreement evidencing or governing the Revolving Credit Facility or that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated Senior Indebtedness and made senior in right of payment to the Notes or the applicable guarantee; provided that in no event shall Senior Indebtedness include (a) Indebtedness to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company, (b) Indebtedness incurred in violation of the terms of the Indenture,
(c) Indebtedness to trade creditors and (d) Disqualified Capital Stock.

          "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

          "Stated Maturity," when used with respect to any Note means February 1, 2008.

          "Subordinated Indebtedness" means Indebtedness of the Company or a Subsidiary Guarantor that is subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto to the Notes or such Subsidiary Guarantee, as applicable, in any respect or has a final stated maturity after the Stated Maturity.

          "Subsidiary," with respect to any Person, means (i) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

          "Subsidiary Guarantor" has the meaning set forth in the first paragraph of this instrument.

          "Subsidiary Guarantee" has the meaning set forth in Section 1301.

          "Transaction Date" has the meaning set forth in the definition of "Leverage Ratio."

          "Transactions" has the meaning set forth in the Offering Memorandum.

          "Transfer Restricted Notes" means Notes that bear or are required to bear the legend set forth in Section 305(g)(i).

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Unrestricted Subsidiary" means any subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that (i) such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business, (ii) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default or Event of Default and (iii) immediately after giving pro forma effect thereto, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of Section 1008 (provided, however, that this clause (iii) will not apply in the case of a newly formed subsidiary being designated an Unrestricted Subsidiary, with the initial capitalization thereof to be effected under clause (d) of the definition of "Permitted Payments"). The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of Section 1008. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

          "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

SECTION 102.     Compliance Certificates and Opinions.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as it may reasonably request or as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.     Form of Documents Delivered to Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.     Acts of Holders; Record Date.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

          (d)    The ownership of Notes shall be proved by the Notes Register.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the

Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 105.     Notices, Etc., to Trustee and Company.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106.     Notice to Holders; Waiver.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.     Conflict with Trust Indenture Act.

          If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108.     Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.     Successors and Assigns.

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110.     Separability Clause.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.     Benefits of Indenture.

          Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.     GOVERNING LAW.

          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 113.     Legal Holidays.

          In any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Purchase Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity, as the case may be.

SECTION 114.     No Personal Liability of Partners, Stockholders, Officers,
                 Directors.

          No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Subsidiaries or any successor entity shall have any personal liability in connection with this Indenture or the Notes solely by reason of his or its status as such stockholder, employee, officer or director. Each Holder of Notes by accepting a Note waives and releases all such liability, acknowledges and consents to the transactions described under "The Acquisition" in the Offering Memorandum and further acknowledges the waiver and release are part of the consideration for the issuance of the Notes.

                                  ARTICLE TWO

                                   Note Forms

SECTION 201.     Forms Generally.

          The Notes (including the Trustee's certificates of authentication) and the Subsidiary Guarantees shall be in substantially the forms set forth in Annex A and Annex B, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.

          The Definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

          The Initial Notes are being offered and sold to qualified institutional buyers in reliance on Rule 144A ("Rule 144A Notes") or in offshore transactions in reliance on Regulation S ("Regulation S Notes").

          Rule 144A Notes initially will be represented by one or more Notes in registered global form without interest coupons (collectively, the "Rule 144A Global Note"). The Rule 144A Global Note will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (the "Depositary"), in New York, New York and registered in the name of the Depositary or its nominee, in each case for credit to an account of a direct or indirect participant in the Depositary.

          Regulation S Notes initially will be represented by one or more temporary Notes in registered global form without interest coupons (collectively, the "Regulation S Temporary Global Note"). The Regulation S Temporary Global Note will be deposited on behalf of the subscribers thereof with a custodian for the Depositary. The Regulation S

Temporary Global Note will be registered in the name of a nominee of the Depositary for credit to the subscribers' respective accounts at Euroclear System ("Euroclear") and Cedel Bank, S.A. ("CEDEL"). Beneficial interests in the Regulation S Temporary Global Note may be held only through Euroclear or CEDEL.

          Within a reasonable period of time after the expiration of the "40-day restricted period" (within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act) (the "40-day restricted period"), the Regulation S Temporary Global Note will be exchanged for one or more permanent Notes in registered global form without interest coupons (the "Regulation S Permanent Global Notes" and, together with the Regulation S Temporary Global Note, the "Regulation S Global Note") upon delivery to the Trustee of certification as provided in Section 305(f) hereof. During the 40-day restricted period, beneficial interests in the Regulation S Temporary Global Note may be held only through Euroclear or CEDEL (as indirect participants in the Depositary), and, pursuant to the Depositary's procedures, beneficial interests in the Regulation S Temporary Global Note may not be transferred to a Person that takes delivery thereof in the form of an interest in the Rule 144A Global Note. After the 40-day restricted period, (i) beneficial interests in the Regulation S Permanent Global Notes may be transferred to a Person that takes delivery in the form of an interest in the Rule 144A Global Note and (ii) beneficial interests in the Rule 144A Global Note may be transferred to a Person that takes delivery in the form of an interest in the Regulation S Permanent Global Notes, provided, that the certification requirements described in Section 305(e) hereof are complied with.


                                ARTICLE THREE

                                  The Notes

SECTION 301.     Title and Terms.

          The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $180,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 or 1108 or in connection with an Asset Sale

Offer or Change of Control Offer pursuant to Sections 1013 or 1015.

          The Notes shall be known and designated as the "9 3/8% Senior Subordinated Notes due 2008" of the Company. Their Stated Maturity shall be February 1, 2008 and they shall bear interest at 9 3/8% from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on February 1 and August 1, commencing August 1, 1998, until the principal thereof is paid or made available for payment.

          The principal of (and premium, if any) and interest (and Liquidated Damages, if any) on the Notes shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

          The Notes shall be subject to repurchase by the Company pursuant to an Asset Sale Offer or Change of Control Offer, respectively, as provided in Sections 1013 and 1015.

          The Notes shall be subject to defeasance at the option of the Company as provided in Article Twelve.

SECTION 302.     Denominations.

          The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 303.     Execution and Authentication

          The Notes shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

          Each Note shall be dated the date of its authentication.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 304.     Temporary Notes.

          Pending the preparation of Definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

          If temporary Notes are issued, the Company will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder.
Upon surrender for
cancellation of any one or more temporary Notes the Company shall execute and upon request of a Company Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

SECTION 305.     Registration, Registration of Transfer and Exchange.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

          Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and upon request of a Company Order the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount.

          At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and upon request of a Company Order the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligation of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Note Registrar with a request (x) to register the transfer of such Definitive Notes or (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Note Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for registration of transfer or exchange:

                 (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                 (ii) in the case of Transfer Restricted Notes that are Definitive Notes, shall be accompanied by the following additional information and documents, as applicable:

                          (A) if such Transfer Restricted Note is being delivered to the Note Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Note); or

                          (B) if such Transfer Restricted Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that is aware that any sale of Notes to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Note for its own account or for the account of another such "qualified institutional buyer," a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Note); or

                          (C) if such Transfer Restricted Note is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Note); or

                          (D) if such Transfer Restricted Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act and with all applicable securities laws of the States of the United States, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Note) and an Opinion of Counsel from the Holder reasonably acceptable to the Company, the Trustee and to the Note Registrar to the effect that such transfer is in compliance with the Securities Act.

          (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                 (i) if such Definitive Note is a Transfer Restricted Note, certification, in substantially the form set forth on the reverse of the Note, that such Definitive Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                 (ii) whether or not such Definitive Note is a Transfer Restricted Note, written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and upon receipt of a

Company Order the Trustee shall authenticate a new Global Note in the appropriate principal amount.

          (c)    Transfer and Exchange of Global Notes.     The transfer and
exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. Except as set forth in clause (d) through (f), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

                 (i) A Global Note is exchangeable for Definitive Notes in registered certificated form if (A) the Depositary (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (B) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificated form or (C) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Notes. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend, unless the Company determines otherwise in compliance with applicable law.

                 (ii) Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note, and upon receipt by the Trustee of a written instruction or such other form of instructions as is customary for the Depositary or the

     Person designated by the Depositary as having such a beneficial interest in a Transfer Restricted Note only, the following additional information and documents (all of which may be submitted by facsimile):

                          (A)     if such beneficial interest is being
          transferred to the Person designated by the Depositary as being the beneficial owner, a certification from the transferor to that effect (in substantially the form set forth on the reverse of the Note); or

                          (B)     if such beneficial interest is being
          transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that is aware that any sale of Notes to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such beneficial interest in the Transfer Restricted Note for its own account or the account of another such "qualified institutional buyer", a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Note); or

                          (C)     if such beneficial interest is being
          transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certification from the transferor to that effect (in substantially the form set forth on the reverse of the Note); or

                          (D)     if such beneficial interest in being
          transferred in reliance on another exemption from the registration requirements of the Securities Act and in accordance with all applicable securities laws of the States of the United States, a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Note) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Note Registrar to the effect that such transfer is in compliance with the Securities Act, then the Trustee shall cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of the Global Note to be reduced accordingly and, following such reduction, the Company will execute and, upon receipt of a Company Order, the Trustee will authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

          (e) Exchanges between Regulation S Notes and Rule 144A Notes. Prior to the expiration of the 40-day restricted period, beneficial interests in the Regulation S Temporary Global Note may not be transferred to a Person who takes delivery in the form of an interest in a Rule 144A Global Note.
After the expiration of the 40-day restricted period, beneficial interests in Regulation S Permanent Global Notes may be transferred to a Person who takes delivery in the form of an interest in a Rule 144A Global Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in the Regulation S Global Note, then the Trustee shall cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of the applicable Regulation S Global Note to be decreased and the aggregate principal amount of the Rule 144A Global Note to be increased by the principal amount of the beneficial interest in the Regulation S Global Note to be exchanged, to credit, or cause to be credited, to the account of the transferor a beneficial interest in the Rule 144A Global Note equal to the reduction in the aggregate principal amount of the Regulation S Global Note, and to debit, or cause to be debited, from the account of the transferor the beneficial interest in the Regulation S Global Note that is being exchanged or transferred.

          Prior to the expiration of the 40-day restricted period, beneficial interests in the Rule 144A Global Note may not be transferred to any Person that takes delivery thereof in the form of an interest in the Regulation S Temporary Global Note. After the expiration of the 40-day restricted period, beneficial interests in the Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Permanent Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with Rule 904 of Regulation S. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in the Rule 144A Global Note, then the Trustee shall cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of the Rule 144A Global Note to be decreased and the aggregate principal amount of the Regulation S Global Note to be increased by the principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged, to credit, or cause to be credited, to the account of the transferor a beneficial interest in the Regulation S Global Note equal to the reduction in the aggregate principal amount of the Rule 144A Global Note, and to debit, or cause to be debited, from the account of the transferor the beneficial interest in the Rule 144A Global Note that is being exchanged or transferred.

          (f) Restrictions on Transfer and Exchange of Regulation S Temporary Global Notes. A holder of a beneficial interest in a Regulation S Temporary Global Note must provide Euroclear or CEDEL, as the case may be, with a certificate in the form set forth in Annex C certifying that the beneficial owner of the interest in the Regulation S Temporary Global Note is either not a U.S. Person (as defined below) or has purchased such interest in a transaction that is exempt from the registration requirements under the Securities Act (the "Regulation S Certificate"), and Euroclear or CEDEL, as the case may be, must provide to the Trustee (or to the Paying Agent if other than the Trustee) a certificate in the form set forth in Annex C prior to (i) the payment of interest or principal with respect to such holder of beneficial interests in the Regulation S Temporary Global Note and (ii) any exchange of such beneficial interest for a beneficial interest in a Regulation S Permanent Global Note. "U.S. Person" means (i) any individual resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its asset(s)), (iv) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. Person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated and owned, by accredited investors within the meaning of Rule 501 (a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. Person" shall not include
(A) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

          (g)    Legends.

                 (i)      Except as permitted by the following paragraphs (ii),
     (iii), (iv) and (v), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

          THE NOTES (OR THEIR PREDECESSORS) EVIDENCED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTES EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTES

EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTES MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (a) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO THE COMPANY, (e) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR (f) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                 (ii)     Except as permitted by the following paragraphs
     (iii), (iv) and (v), each Regulation S Temporary Global Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the form set forth in the form of Note attached to this Indenture.

                 (iii) Except as permitted by the following paragraphs (iv) and
     (v), each Regulation S Permanent Global Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the form set forth in the form of Note attached to this Indenture.

                 (iv) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Act or an effective registration statement under the Securities Act:

                          (A)     in the case of any Transfer

          Restricted Note, the Note Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth in (i), (ii) or (iii) above and rescind any restriction on the transfer of such Transfer Restricted Note; and

                          (B) any such Transfer Restricted Note represented by a Global Note shall not be subject to the provisions set forth in
          (i), (ii) or (iii) above (such sales or transfers being subject only to the provisions of Section 305(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Note that is represented by a Global Note for a Definitive Note that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Note Registrar that such request is being made pursuant to Rule 144 (such certification to be in substantially the form set forth on the reverse of the Note).

                 (v) Any Exchange Notes issued in connection with the Exchange Offer shall not bear the legend set forth in (i), (ii) or (iii) above and the Trustee shall rescind any restriction on the transfer of such Exchange Notes.

          (h) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes or beneficial interests in other Global Notes, redeemed, repurchased or canceled, such Global Note shall be returned to or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes or a beneficial interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

          (i) Obligations with respect to Transfers and Exchanges of Definitive Notes. To permit registrations of transfers and exchanges, the Company shall execute and the

Trustee shall authenticate Definitive Notes and Global Notes at the Note Registrar's request.

          (j) General. No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906 or 1108 or in accordance with any Asset Sale Offer or Change of Control Offer pursuant to Section 1013 or 1015 not involving any transfer.

          The Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements thereof.

          Prior to due presentment for the registration of a transfer of any Note, the Trustee and the Company may deem and treat the Person in whose name any Note is registered as the absolute power of such Note for all purposes, and none of the Trustee or the Company shall be affected by notice to the contrary.

SECTION 306.     Mutilated, Destroyed, Lost and Stolen Notes.

          If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

          Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 307.     Payment of Interest; Interest Rights Preserved.

          Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date.

          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 308.     Persons Deemed Owners.

          Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest (and Liquidated Damages, if any) on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309.     Cancellation.

          All Notes surrendered for payment, redemption, registration of transfer or exchange or any Asset Sale Offer or Change of Control Offer pursuant to Section 1013 or 1015 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of as directed by a Company Order.

SECTION 310.     Computation of Interest.

          Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                                  ARTICLE FOUR

                           Satisfaction and Discharge

SECTION 401.     Satisfaction and Discharge of Indenture.

          This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1)    either

                 (A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section
          1003) have been delivered to the Trustee for cancellation; or

                 (B) all such Notes not theretofore delivered to the Trustee for cancellation

                 (i)  have become due and payable, or

                 (ii) will become due and payable at their Stated Maturity within one year, or

                 (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest (and Liquidated Damages, if any) to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article Four, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.     Application of Trust Money.

          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

                                  ARTICLE FIVE

                                    Remedies

SECTION 501.     Events of Default.

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) the failure by the Company to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

          (2) the failure by the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise;

          (3) the failure by the Company or any Subsidiary of the Company to observe or perform any other covenant or agreement contained in the Notes or the Indenture and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding, specifying such Default;

          (4) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any such Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any such Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any such Subsidiary or of any substantial part of the property of the Company or any such Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any such Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

          (5) the commencement by the Company or any Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any such Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary of the Company, or the filing by the Company or any such Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any such Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary of the Company or of any substantial part of the property of the Company or any Significant Subsidiary of the Company, or the making by the Company or any Significant Subsidiary of the Company of an assignment for the benefit of creditors, or the admission by the Company or any such Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any such Subsidiary in furtherance of any such action;

          (6) a default in any Indebtedness of the Company or its Subsidiaries, with an aggregate principal in excess of $15 million (a) resulting from the failure to pay principal at maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity; or

          (7) a final unsatisfied judgment or final unsatisfied judgments not covered by insurance for the payment of money are entered against the Company or any Subsidiary of the Company in an aggregate amount in excess of $15 million by a court or courts of competent jurisdiction, which judgments remain unstayed, undischarged or unbonded for a period (during which execution shall not be effectively stayed) of 60 days.

SECTION 502.     Acceleration of Maturity; Rescission and Annulment.

          If an Event of Default (other than an Event of Default specified in Section 501(4) or (5)) occurs and is continuing, then and in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders). If an Event of Default specified in Section 501(4) or (5) occurs, the Notes will be immediately due and payable without any declaration or other Act on the part of the Trustee or any Holder.

          At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if and except on default with respect to any provision requiring a supermajority approval to amend, which may only be waived by such supermajority, all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

          No such rescission shall affect any subsequent Default or impair any right consequent thereon.

SECTION 503.     Collection of Indebtedness and Suits for Enforcement by
                 Trustee.

          The Company covenants that if

          (1) default is made in the payment of any interest (and Liquidated Damages, if any) on any Note when such interest (and Liquidated Damages, if any) becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof or, with respect to any Note required to have been purchased pursuant to an Asset Sale Offer or Change of Control Offer made by the Company, at the Purchase Date thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest (and Liquidated Damages, if any), and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest and Liquidated Damages, at the rate provided by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.     Trustee May File Proofs of Claim.

          In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.     Trustee May Enforce Claims Without Possession of Notes.

          All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.


SECTION 506.     Application of Money Collected.

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest (or Liquidated Damages, if any), upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 607; and

          SECOND:   To the payment of the amounts then due and unpaid for
     principal of (and premium, if any) and interest (and Liquidated Damages, if any) on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest (and Liquidated Damages, if any), respectively.

SECTION 507.     Limitation on Suits.

          No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

          Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest (and Liquidated Damages, if any) on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date or in the case of an Asset Sale Offer or Change of Control Offer made by the Company and required to be accepted as to such Note, on the Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.     Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.     Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of
Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.     Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.     Control by Holders.

          The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513.     Waiver of Past Defaults.

          The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a default with respect to any provision requiring a supermajority to amend, which default may only be waived by such a supermajority, except a Default

          (1) in the payment of the principal of (or premium, if any) or interest (or Liquidated Damages, if any) on any Note (including any Note which is required to have been purchased pursuant to an Asset Sale Offer or Change of Control Offer which has been made by the Company), or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 514.     Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

SECTION 515.     Waiver of Usury, Stay or Extension Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE SIX

                                  The Trustee

SECTION 601.     Certain Duties and Responsibilities.

          The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.     Notice of Defaults.

          The Trustee shall give the Holders notice of any Default hereunder, to the extent it has knowledge of such Default, as and to the extent provided by the Trust Indenture Act. The term "Default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 603.     Certain Rights of Trustee.

          Subject to the provisions of Section 601:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 604.     Not Responsible for Recitals or Issuance of Notes.

          The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

SECTION 605.     May Hold Notes.

          The Trustee, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

SECTION 606.     Money Held in Trust.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 607.     Compensation and Reimbursement.

          The Company agrees

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

SECTION 608.     Disqualification; Conflicting Interests.

          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 609.     Corporate Trustee Required; Eligibility.

          There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and a Corporate Trust Office in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.     Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

          (d)  If at any time:

          (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee.
If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611.     Acceptance of Appointment by Successor.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.     Merger, Conversion, Consolidation or Succession to Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the

Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 613.     Preferential Collection of Claims Against Company.

          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).


                                 ARTICLE SEVEN

               Holders' Lists and Reports by Trustee and Company

SECTION 701.     Company to Furnish Trustee Names and Addresses of Holders.

          The Company will furnish or cause to be furnished to the Trustee

          (a) semi-annually, not more than 15 days after each Regular Record Date a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Note Registrar.

SECTION 702.     Preservation of Information; Communications to Holders.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee, shall be provided by the Trust Indenture Act.

          (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703.     Reports by Trustee.

          (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Notes are listed, with the Commission and with the Company. The Company will notify the Trustee when the Notes are listed on any stock exchange.

SECTION 704.     Reports by Company.

          Whether or not the Company is subject to the reporting requirement of
Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder and to prospective purchasers of Notes identified to the Company by an Initial Purchaser within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the Commission will not accept such reports, file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission.


                                 ARTICLE EIGHT

              Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.     Limitation on Merger, Sale or Consolidation.

          The Company shall not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons or adopt a plan of liquidation, unless:

          (1) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Notes and this Indenture;

          (2) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

          (3) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated, resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest





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
     value from such plan of liquidation is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and

          (4) immediately after giving effect to such transaction on a pro forma basis, the consolidated, resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 1008.

SECTION 802.     Successor Substituted.

          Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or consummation of a plan of liquidation in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named therein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

SECTION 803.     Transfer of Subsidiary Assets.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

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                                  ARTICLE NINE

                            Supplemental Indentures

SECTION 901.     Supplemental Indentures Without Consent of Holders.

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, the Subsidiary Guarantors, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

          (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

          (3) to secure the Notes pursuant to the requirements of Section 1011 or otherwise; or

          (4) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act; or

          (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (5) shall not adversely affect the interests of the Holders in any material respect.

SECTION 902.     Supplemental Indentures with Consent of Holders.

          With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, the Subsidiary Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of amending or supplementing this Indenture or any supplemental indenture or modifying the rights of the Holders; provided, however, that no such modification may, without the consent of Holders of at least 66 2/3% in aggregate principal amount of Notes at the time outstanding, modify the provisions (including the defined terms used therein) of Section 1015 or the guarantee or subordination provisions of the Indenture in a manner adverse to the Holders; and provided that no such modification may, without the consent of each Holder thereby:

          (1) change the Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption at the option of the Company thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest (or Liquidated Damages, if any) thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at the option of the Company, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price of alter the provisions (including the defined terms used therein) regarding the right of the Company to redeem the Notes at its option in a manner adverse to the Holders, or

          (2) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture, or

          (3) modify any of the provisions of this Section, Section 513 or
     Section 1022 except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.     Execution of Supplemental Indentures.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.     Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.     Conformity with Trust Indenture Act.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906.     Reference in Notes to Supplemental Indentures.

          Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

                                  ARTICLE TEN

                                   Covenants

SECTION 1001.    Payment of Principal, Premium and Interest.

          The Company will duly and punctually pay the principal of (and premium, if any) and any interest (and Liquidated Damages, if any) on the Notes in accordance with the terms of the Notes and this Indenture.

SECTION 1002.    Maintenance of Office or Agency.

          The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New
York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.    Money for Note Payments to be Held in Trust.

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest (and Liquidated Damages, if any) on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest (and Liquidated Damages, if any) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest (and Liquidated Damages, if any) on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest (and Liquidated Damages, if any) so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, interest or Liquidated Damages, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest (and Liquidated Damages, if any) on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest (and Liquidated Damages, if any); and

          (3) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest (and Liquidated Damages, if any) on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.    Existence.

          Subject to Article Eight and Section 1013, the Company and its Subsidiary Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect their existence, rights (charter and statutory) and franchises; provided, however, that the Company and its Subsidiary Guarantors shall not be required to preserve any such right or franchise if the Board of Directors in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or its Subsidiaries and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1005.    Maintenance of Properties.

          The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary Guarantor of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Board of Directors in good faith, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 1006.    Payment of Taxes and Other Claims.

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiary Guarantors or upon the income, profits or property of the Company or any of its Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1007.    Maintenance of Insurance.

          The Company shall, and shall cause its Subsidiary Guarantors to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice.

SECTION 1008. Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock.

          The Company and the Subsidiary Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition) or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate an "incurrence"), any Indebtedness(including Acquired Indebtedness) other than Permitted Indebtedness.

          Notwithstanding the foregoing, if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness (including, without duplication, guarantees of Indebtedness of the Company and the Subsidiary Guarantors otherwise permitted by the Indenture)or Disqualified Capital Stock and (ii) on the date of such incurrence (the "Incurrence Date"), after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and the use of proceeds thereof, the Leverage Ratio shall not exceed 7.0 to 1 (the "Debt Incurrence Ratio"), then the Company and the Subsidiary Guarantors may incur such Indebtedness or Disqualified Capital Stock and the Subsidiaries may incur such Indebtedness or Disqualified Capital Stock.

          In addition, the foregoing limitations will not apply to:

          (a) the incurrence by the Company or any Subsidiary Guarantor of Purchase Money Indebtedness on or after the Issue Date, provided, that (i) the aggregate principal amount of such Indebtedness incurred on or after the Issue Date and outstanding at any time pursuant to this paragraph (a) (including any Indebtedness issued to refinance, replace or refund such Indebtedness) shall not exceed $15.0 million, and (ii) in each case, such

     Indebtedness as originally incurred shall not constitute more than 100% of the cost (determined in accordance with GAAP) to the Company or such Subsidiary Guarantor, as applicable, of the property so purchased or leased;

          (b) the incurrence by the Company or any Subsidiary Guarantor of Indebtedness in an aggregate principal amount outstanding at any time (including Indebtedness incurred to refinance, replace, or refund such Indebtedness) of up to $10.0 million (which may be incurred pursuant to the Credit Agreement); and

          (c) the incurrence by the Company or any Subsidiary Guarantor of Indebtedness pursuant to the Credit Agreement up to an aggregate principal amount outstanding at any time (including any Indebtedness incurred to refinance, replace or refund such Indebtedness) of $175.0 million, minus the amount of any such Indebtedness retired with the Net Cash Proceeds from any Asset Sale or assumed by a transferee in an Asset Sale.

          Indebtedness or Disqualified Capital Stock of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company (including upon designation of any subsidiary or other Person as a Subsidiary) or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable.

          Notwithstanding anything to the contrary contained in this Indenture,
(i) the Subsidiary Guarantors each may guaranty Indebtedness of the Company or any other Subsidiary Guarantor that is permitted to be incurred under the Indenture, either at the time such Subsidiary Guarantor becomes a Guarantor of the Notes or, if later, the time the Company or such other Subsidiary Guarantor incurs such Indebtedness, and (ii) the Company may guaranty Indebtedness of any Subsidiary Guarantor permitted to be incurred under the Indenture.

          Notwithstanding anything to the contrary contained in this Indenture, the Company and the Subsidiary Guarantors shall not, and shall not permit any of their Subsidiaries to, incur any Indebtedness that is contractually subordinate to any other Indebtedness of the Company or any Subsidiary

Guarantor unless such Indebtedness is at least as subordinate to the Notes and the Guarantees, as applicable.

SECTION 1009.    Limitation on Restricted Payments.

          The Company and the Subsidiary Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis:

          (1) a Default or an Event of Default shall have occurred and be continuing,

          (2) The Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in Section 1008, or

          (3) The aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of:

          (a) (i) Consolidated EBITDA of the Company for the period (taken as one accounting period), commencing on the first day of the first fiscal quarter commencing on or prior to the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated EBITDA for such period is a deficit, then minus 100% of such deficit) less (ii) 150% of Consolidated Fixed Charges for such period, plus

          (b) the aggregate Net Cash Proceeds received by the Company as a Capital Contribution or from the sale of the Company's Qualified Capital Stock (other than in each case (i) to a Subsidiary of the Company, (ii) to the extent applied in connection with a Qualified Exchange, (iii) to the extent applied to repurchase Capital Stock pursuant to clause (f) of the definition of Permitted Payments and (iv) to the extent received by the Company or any Subsidiary Guarantor pursuant to clause

               (c) or (d) of the definition of Permitted Payments) after the Issue Date.

          The provisions of the immediately preceding paragraph will not prohibit or be violated by reason of (A) a Qualified Exchange; (B) the payment or making of any Restricted Payment within 60 days after the date of declaration thereof or the making of any binding commitment in respect thereof, if at said date of declaration or commitment, such Restricted Payment would have complied with the provisions contained in clauses (1), (2) and (3), as applicable, of the immediately preceding paragraph; and (C) Permitted Payments. The full amount of any Restricted Payment made pursuant to the foregoing clause (B) (but not pursuant to clauses (A) or (C)) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the immediately preceding paragraph.

          Additionally, the foregoing clause (3) of the first paragraph of this covenant shall not prohibit any payment of cash dividends to Holdings on or after February 1, 2003, in each case (i) made no less than two Business Days nor more than 15 Business Days after the then most recent Interest Payment Date, provided the Company shall have first paid to the Holders all interest (and Liquidated Damages, if any) due and owing on the Notes on or prior to such Interest Payment Date, and (ii) the proceeds of which are used by Holdings concurrently with such payment to make a scheduled interest payment on the Senior Discount Debentures as required by the terms of the Senior Discount Debentures in effect on the Issue Date. The full amount of any Restricted Payment made pursuant to this paragraph, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the first paragraph of this covenant.

          For purposes of this covenant, the amount of any Restricted Payment, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Board of Directors of the Company.

SECTION 1010. Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries.

          The Company and the Subsidiary Guarantor shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Subsidiary of the Company, except:

          (a) restrictions imposed by the Notes or this Indenture or by other Indebtedness of the Company (which may also be guaranteed by the Subsidiary Guarantors) ranking Senior to or pari passu with the Notes or the Guarantees, as applicable, provided such restrictions are not materially more restrictive than those imposed by this Indenture and the Notes,

          (b) restrictions imposed by applicable law,

          (c) existing restrictions under Indebtedness outstanding on the Issue Date,

          (d) restrictions under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions in each case existed at the time of Acquisition, were not put in place in connection with or in anticipation of such Acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired,

          (e) any such restriction or requirement imposed by Indebtedness incurred under the Credit Agreement in accordance with this Indenture, provided such restriction or requirement is not materially more restrictive than that imposed by the Revolving Credit Facility as of the Issue Date,

          (f) restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold,

          (g) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to paragraph (a) of Section 1008, provided such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness, and

          (h) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (a), (c), (d),
     (e), or (g) of this section that are not materially more restrictive than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced.

          Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of this Indenture shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

SECTION 1011.    Limitation on Liens Securing Indebtedness.

          The Company and the Subsidiary Guarantors will not and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist, to secure any Indebtedness, any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of this Indenture or upon any income or profits therefrom unless the Company provides, and causes its Subsidiaries to provide, concurrently therewith or immediately thereafter, that the Notes and the Subsidiary Guarantees, as applicable, are equally and ratably so secured for so long as such Indebtedness so secured remains outstanding; provided that, if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Notes with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes; provided, further, that in the case of

Indebtedness of a Subsidiary Guarantor, if such Subsidiary Guarantor shall cease to be a Subsidiary Guarantor in accordance with the provisions of the Indenture, such equal and ratable Lien to secure the Notes, shall, without any further action, cease to exist.

SECTION 1012.    Limitation on Transactions with Affiliates.

          The Company and the Subsidiary Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly enter into any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions) after the Issue Date, unless the terms of such Affiliate Transaction are fair and reasonable to the Company or such Subsidiary Guarantor, as the case may be, and are at least as favorable as the terms which could reasonably be expected to be obtained by the Company or such Subsidiary Guarantor, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not Affiliates.

          Without limiting the foregoing, in connection with any Affiliate Transaction or series of related Affiliate Transactions (other than Exempted Affiliate Transactions) (1) involving consideration to either party in excess of $1.5 million, the Company must deliver an Officers' Certificate to the Trustee, stating that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company than could reasonably be expected to have been obtained in an arm's length transaction with a non-Affiliate, and (2) involving consideration to either party in excess of $7.5 million, the Company must also, prior to the consummation thereof, obtain a favorable written opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation; provided, that this sentence shall not apply to the sale or purchase of products or services by the Company or its Subsidiaries to or from any Affiliate of LGP or any Related Party thereof, which sale or purchase is in the ordinary course of business and in accordance with industry practice.

SECTION 1013.    Limitation on Sale of Assets and Subsidiary Stock.

          Except as provided in Section 1303, the Company and the Subsidiary Guarantors shall not, and shall not permit any of its Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets (other than cash or Cash Equivalents), including by merger or consolidation (in the case of a Subsidiary Guarantor), and including any sale or other transfer or issuance of any Equity Interests (other than directors qualifying shares) of any Subsidiary of the Company, whether by the Company or a Subsidiary of the Company, and including (except as provided in clause (vi) of the third paragraph of this section) any Sale and Leaseback Transaction (any of the foregoing, an "Asset Sale"), unless:

          (1) (a) within 360 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the optional redemption of the Notes in accordance with the terms of this Indenture and other Indebtedness of the Company ranking on a parity with the Notes from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or redeem such Indebtedness with the proceeds of asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding or to the repurchase of the Notes and such other Indebtedness pursuant to a cash offer (subject only to conditions required by applicable law, if any (pro rata in proportion to the respective principal amounts or accreted values in the case of Indebtedness issued with an original issue discount), of the Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of the principal amount thereof (or the Accreted Value thereof, in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 360 days of such Asset Sale, or

          (b) within 360 days following such Asset Sale, the Asset Sale Offer Amount is used (i) to make one or more Acquisitions or invested in assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of Directors of the Company will constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (ii) to retire permanently Indebtedness incurred under the Credit Agreement pursuant to paragraph (c) of Section 1008 (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount) or other Senior Indebtedness incurred pursuant to paragraph (b) of Section 1008,

          (2) at least 75% of the consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, provided that (x) the amount of any liabilities (as shown on the Company's most recent consolidated balance sheet) of the Company or any Subsidiary (other than Subordinated Indebtedness) that are assumed by the transferee in such Asset Sale (provided that the Company and its Subsidiaries are released from all obligations in respect thereof) and (y) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are promptly (but in no event more than 90 days after receipt) converted by the Company or such Subsidiary Guarantor into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents, as the case may be, received), shall be deemed to be cash or Cash Equivalents, as the case may be, for purposes of this provision, and such cash and Cash Equivalents shall be deemed to be Net Cash Proceeds received from the Asset Sale of the related property sold for such notes or other obligations, for purposes of this covenant, and, provided, further, this clause (2) shall not apply to the sale or disposition of assets as a result of a foreclosure (or a secured party taking ownership of such assets in lieu of foreclosure) or as a result of an involuntary proceeding in which the Company cannot, directly or through its Subsidiaries, direct the type of proceeds received, and

          (3) with respect to any Asset Sale or series of related Asset Sales, the Net Cash Proceeds of which exceed $2.0 million, the Board of Directors of the Company determines in good faith that the Company or such Subsidiary, as applicable, receives fair market value for such Asset Sale.

          An acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in clause (1)(b) above (the "Excess Proceeds") exceeds $10.0 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero.

          Notwithstanding the foregoing provisions of this covenant, the following transactions shall not be deemed Asset Sales:

          (i) the Company and the Subsidiary Guarantors may convey, sell, lease, transfer, assign or otherwise dispose of property in the ordinary course of business;

          (ii) the Company and the Subsidiary Guarantors may (x) convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the limitation on mergers, sales or consolidations provisions in the Indenture, (y) make Restricted Payments permitted by
     Section 1009 and (z) engage in Exempted Affiliate Transactions;

          (iii) the Company and the Subsidiary Guarantors may convey, sell, transfer, assign or otherwise dispose of assets or issue Capital Stock to the Company or any of the Subsidiary Guarantors;

          (iv) the Company and the Subsidiary Guarantors may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary Guarantors, as applicable;

          (v) the Company and the Subsidiary Guarantors may exchange assets held by the Company or a Subsidiary Guarantor for assets held by any Person or entity; provided that (i) the assets received by the Company or a Subsidiary Guarantor in any such exchange in the good faith reasonable judgment of the Board of Directors of the Company will immediately constitute, be a part of, or be used in, a Related Business, (ii) the Board of Directors of the Company has determined that the terms of any exchange are fair and reasonable, and (iii) any such exchange shall be deemed to be an Asset Sale to the extent that the Company or any Subsidiary Guarantor receive cash or Cash Equivalents in such exchange;

          (vi) the Company and each of the Subsidiary Guarantors may engage in Sale and Leaseback Transactions with respect to property acquired after the Issue Date (other than property acquired in exchange for or with the proceeds from the sale or other disposition of property held by the Company or any Subsidiary Guarantor on the Issue Date);

          (vii) the Company and each of the Subsidiary Guarantors may liquidate Cash Equivalents in the ordinary course of business;

          (viii) the Company and each of the Subsidiary Guarantors may create or assume Liens (or permit any foreclosure thereon) not prohibited by the Indenture;

          (ix) the Company and each of the Subsidiary Guarantors may surrender or waive contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

          (x) the Company and the Subsidiary Guarantors, collectively, may convey, sell, transfer, assign or otherwise dispose of assets having an aggregate fair market value not exceeding $2.0 million in any fiscal year.

          All Net Cash Proceeds from an Event of Loss (other than the proceeds of any business interruption insurance) shall be invested or otherwise used as provided in clause (1) of the first paragraph of this Section, all within 18 months from the occurrence of such Event of Loss.

          Any Asset Sale Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws and any provisions of the Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and such interest (and Liquidated Damages, if applicable) will not be payable to Holders who tender Notes pursuant to such Asset Sale Offer.

          The Company and the Trustee shall perform their respective obligations specified in the Asset Sale Offer. On or prior to the Purchase Date, the Company shall (i) accept for payment (on a pro rata basis, if necessary) Notes or portions thereof tendered pursuant to the Offer, (ii) deposit with the paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 1003) money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The paying agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof.

SECTION 1014. Limitation on Issuances and Sales of Capital Stock of Wholly Owned Subsidiaries.

          The Company will not sell, and the Subsidiary Guarantors will not issue or sell, any shares of Capital

Stock (other than directors qualifying shares) of any Subsidiary of the Company to any Person other than the Company or a wholly owned Subsidiary of the Company, except for shares of common stock with no preferences or special rights or privileges and with no redemption or prepayment provisions. Notwithstanding the foregoing, (a) the Company and the Subsidiary Guarantors may consummate an Asset Sale of all of the Capital Stock owned by the Company and the Subsidiary Guarantors of any Subsidiary and (b) the Company or any Subsidiary Guarantor may pledge, hypothecate or otherwise grant a Lien on any Capital Stock of any Subsidiary to the extent not prohibited under Section 1011.


SECTION 1015. Repurchase of Notes at the Option of the Holder Upon a Change of Control.

          (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 45 days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price") plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date. The Change of Control Offer shall be made within 15 business days following a Change of Control and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company promptly shall purchase all Notes properly tendered in response to the Change of Control Offer.

          (b) As used herein, a "Change of Control" means:

          (i) any merger or consolidation of the Company or Holdings with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company or Holdings on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "Person" or "group" (as such terms are used for purposes of Sections

     13(d) and 14(d) of the Exchange Act, whether or not applicable), other than any Excluded Person or Excluded Persons or Holdings, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers or trustees, as applicable, of the transferee(s) or surviving entity or entities,

          (ii) any "Person" or "group," other than any Excluded Person or Excluded Persons or Holdings, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, provided that any "Person" or "group" will be deemed to be the Beneficial Owner of any Capital Stock of the Company held by Holdings so long as such Person or group is the Beneficial Owner of, directly or indirectly, in the aggregate a majority of the Capital Stock of Holdings then outstanding normally entitled to vote in elections of directors, or

          (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of either the Company or Holdings (together, in each case, with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company or Holdings was approved by LGP or a Related Party of LGP or by the Excluded Persons or by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or Holdings then in office, as applicable.

          (c) On or before the Change of Control Purchase Date, the Company will
(i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent (or the Company, if so acting) promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

          (d) Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws and any provisions of the Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          (e) If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and such interest (and Liquidated Damages, if applicable) will not be payable to Holders who tender the Notes pursuant to such Change of Control Offer.

          (f) Prior to making a Change of Control Offer pursuant to paragraph
(a), but in any event within 90 days following such Change of Control, the Company will (i) obtain any required consents under the Credit Agreement to permit the making of the Change of Control Offer and the purchase of Notes pursuant to this Section 1015, or (ii) repay all or a portion of the outstanding Indebtedness of its Subsidiaries to the extent necessary (including, if necessary, payment in full of such Indebtedness and payment of any prepayment premiums, fees, expenses or penalties) to permit the making of the Change of Control Offer and the purchase of Notes pursuant to this Section 1015 without such consent.

          (g) The obligations with respect to Change of Control Offer shall be satisfied to the extent actually performed by a third party in accordance with the terms of this Indenture.

SECTION 1016.    Investment Company.

          The Company will not, and will not permit any of its Subsidiaries to, be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to registration under the Investment Company Act.

SECTION 1017.    Limitation on Lines of Business.

          Neither the Company nor any of its Subsidiaries will directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

SECTION 1018.    Future Subsidiary Guarantors.

          All future Subsidiaries of the Company jointly and severally will guarantee irrevocably and unconditionally all principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes on a senior subordinated basis to all existing and future Senior Indebtedness of such Subsidiaries on the terms set forth in Article Thirteen and Article Fourteen. The term Subsidiary does not include Unrestricted Subsidiaries.

SECTION 1019.    Limitation on Layering Debt.

          The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of the Company and senior in any respect in right of payment to the Notes. In addition, the Subsidiary Guarantors will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of the Subsidiary Guarantor and senior in any respect in right of payment to the Subsidiary Guarantees.

SECTION 1020. Limitation on Merger of Subsidiary Guarantors and Release of Subsidiary Guarantors.

          No Subsidiary Guarantor will consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person unless (i) subject to the provisions of the following paragraph and certain other provisions of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall unconditionally guarantee, on a basis senior in right of payment to all existing and future subordinated Indebtedness of such Person but subordinate to all existing and future Senior Indebtedness of such Person, on the terms set forth in Article Thirteen and Article Fourteen, all of such Subsidiary Guarantor's obligations under such Subsidiary Guarantor's Guarantee and the Indenture on the terms set forth in the Indenture; and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default has occurred or is continuing.

          Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or all or substantially all of the assets of any such Subsidiary Guarantor or 50% or more of the Equity Interests of any such Subsidiary Guarantor) to an entity which is not a Subsidiary Guarantor or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of Section 1013), such Subsidiary Guarantor will be deemed released from its obligations under its Guarantee of the Notes; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company or any other Subsidiary of the Company shall also terminate upon such release, sale or transfer.

SECTION 1021.    Statement by Officers as to Default; Compliance Certificates.

          (a) The Company will deliver to the Trustee, within 90 days after the end of each fiscal year, and within 60 days after the end of each fiscal quarter (other than the fourth fiscal quarter), of the Company ending after the date hereof an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of Section 801 or Sections 1004 to 1020, inclusive, and if the Company shall be in default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

          (b) The Company shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default or an Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default, and the action which the Company proposes to take with respect thereto.

          (c) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by the Company's independent public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default has come to their attention and, if such a Default has come to their attention, specifying the nature and period of the existence thereof.

SECTION 1022.    Waiver of Certain Covenants.

          The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 801 and Sections 1004 to 1020, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; provided, however, with respect to any provision requiring a supermajority approval to waive, such provision may only be waived by such a supermajority, and with respect to a covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected, such provision may only be waived by the consent of each and every Holder of outstanding Note affected.

                                 ARTICLE ELEVEN

                              Redemption of Notes

SECTION 1101.    Right of Redemption.

          The Company will not have the right to redeem any Notes prior to February 1, 2003 (other than out of the Net Cash Proceeds of a Public Equity Offering, as described below). The Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time on or after February 1, 2003, at the Redemption Prices specified in the form of Note hereinbefore set forth together with any applicable accrued interest and Liquidated Damages, if any, thereon to the Redemption Date. At any time on or prior to February 1, 2001, the Company may redeem, on one or more occasions, up to an aggregate of 35% of the aggregate principal amount of the Notes originally outstanding at a redemption price equal to 109.375% of the principal amount thereof (subject to the right of Holders of Record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption, with cash from the Net Cash Proceeds to the Company of one or more Public Equity Offerings; provided, that at least 65% of the aggregate principal amount of the Notes originally outstanding remain outstanding immediately after the occurrence of each such redemption; provided, further, that such notice of redemption shall be sent within 30 days after the date of closing of any such Public Equity Offering, and such redemption shall occur within 60 days after the date such notice is sent.

SECTION 1102.    Applicability of Article.

          Redemption of Notes at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 1103.    Election to Redeem; Notice to Trustee.

          The election of the Company to redeem any Notes pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Notes, the Company shall, at least 30 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

SECTION 1104.    Selection by Trustee of Notes to Be Redeemed.

          If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Notes of a denomination larger than $1,000.

          The Trustee shall promptly notify the Company and each Note Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

SECTION 1105.    Notice of Redemption.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at his address appearing in the Note Register.

          All notices of redemption shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3) if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed, and in the case of partial redemption, a statement as to the effect that upon surrender of such Notes, a new Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued,

          (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed, and

          (5) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

          Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company if the Company gives notice to the Trustee at least 45 days prior to the Redemption Date.


SECTION 1106.    Deposit of Redemption Price.

          Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and any applicable accrued interest and Liquidated Damages on, all the Notes which are to be redeemed on that date.

SECTION 1107.    Notes Payable on Redemption Date.

          Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price any applicable accrued interest) such Notes shall not bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with any applicable accrued interest and Liquidated Damages to the Redemption Date; provided, however, that installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of
Section 307.

          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Note.

SECTION 1108.    Notes Redeemed in Part.

          Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to
Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.





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
                                 ARTICLE TWELVE

                       Defeasance and Covenant Defeasance

SECTION 1201.    Company's Option to Effect Defeasance or Covenant Defeasance.

          The Company may, at its option, elect to have its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the Outstanding Notes upon compliance with the conditions set forth below in this Article Twelve.

SECTION 1202.    Defeasance and Discharge.

          Upon the Company's exercise of the option provided in Section 1201 applicable to this Section, the Company shall be deemed to have paid and discharged the entire indebtedness represented, and this Indenture shall cease to be of further effect as to all outstanding Notes and Subsidiary Guarantees ("Legal Defeasance"), except as to (i) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Notes when such payments are due from the trust funds;
(ii) the Company's obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trust, duties, and immunities of the Trustee, and the Company's obligations in connection therewith; and (iv) the Legal Defeasance provisions of this Article Twelve, all of which shall survive until otherwise terminated or discharged hereunder. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203.

SECTION 1203.    Covenant Defeasance.

          Upon the Company's exercise of the option provided in Section 1201 applicable to this Section, the Company may, at its option and at any time, elect to have the obligations of the Company and the Subsidiary Guarantors released with respect to (i) its obligations under Sections 1005 through 1020, inclusive, and clauses (3) and (4) of

Section 801 and (ii) the occurrence of an event specified in Sections 501(3), (with respect to any of Sections 1005 through 1020, inclusive), 501(6) and 501(7) shall not be deemed to be an Event of Default on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or clause or by reason of any reference in any such Section or clause to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 1204.    Conditions to Defeasance or Covenant Defeasance.

          The following shall be the conditions to application of either
Section 1202 or Section 1203 to the then Outstanding Notes:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes,
     (A) U.S. legal tender in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bankers expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest (or Liquidated Damages, if any) on such Notes. The Holders of Notes must have a valid, perfected, exclusive security interest in such trust. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          (2) In the case of an election of Legal Defeasance under Section 1202, before the date that is one year prior to the Stated Maturity, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

          (3)    In the case of an election of Covenant Defeasance under
     Section 1203, before the date that is one year prior to the Stated Maturity, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States, reasonably acceptable to such Trustee, to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

          (4) The Company shall have delivered to the Trustee an Officer's Certificate to the effect that the Notes, if then listed on any Notes exchange, will not be delisted as a result of such deposit.

          (5) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 608 and for purposes of the Trust Indenture Act with respect to any Notes of the Company.

          (6) No Default or Event of Default which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit.

          (7) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

          (8) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the interest of preferring the Holders of such Notes over any other creditors of the Company or with the intent of defeating, hindering, or delaying or defrauding any other creditors of the Company or others.

          (9) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under
     Section 1202 or the Covenant Defeasance under Section 1203 (as the case may be) have been complied with.

          (10) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

SECTION 1205. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

          Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively, for purposes of this Section 1205, the "Trustee") pursuant to Section 1204 in respect of the Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

          Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

SECTION 1206.    Reinstatement.

          If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1202 or 1203 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if a Default from a bankruptcy or insolvency event occurs at any time during the period ending on the 91st day after the date of a deposit by the Company hereunder, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Twelve until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1202 or 1203; provided, however, that if the Company makes any payment of principal of (and premium, if any) or interest (and Liquidated Damages, if any) on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.

                                ARTICLE THIRTEEN

                             Subsidiary Guarantees

SECTION 1301.    Subsidiary Guarantees.

          Subject to the provisions of this Article Thirteen, each Subsidiary Guarantor, jointly and severally, hereby irrevocably and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns (the "Subsidiary Guarantee"), that: (a) the principal of, and premium, if any, and interest (and Liquidated Damages, if any) on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest and Liquidated Damages, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Trustee or the Holders of Notes to accelerate the obligations of each Subsidiary Guarantor hereunder in the same manner and to the same extent as the obligations of the Company. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a





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
"Benefitted Party") to proceed against the Company, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Subsidiary Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Subsidiary Guarantors, the Company, the Subsidiaries, any Benefitted Party, any creditor of the Subsidiary Guarantors, the Company or the Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Subsidiary Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Subsidiary Guarantors hereby covenant that the Subsidiary Guarantees shall not be discharged except by payment in full of all principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture, or as provided in Section 1202.

          If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Subsidiary Guarantors, or any trustee or similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by the Company or the Subsidiary Guarantors to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Subsidiary Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of its Subsidiary Guarantee.

SECTION 1302.    Execution and Delivery of Subsidiary Guarantees.

          To evidence the Subsidiary Guarantees set forth in Section 1301 hereof, each of the Subsidiary Guarantors agrees that a notation of its Subsidiary Guarantee substantially in the form of Annex B hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by its Chairman of the Board, its President or one of its Vice Presidents, and attested to by its Secretary or one of its Assistant Secretaries.

          Each of the Subsidiary Guarantors agrees that the Subsidiary Guarantees set forth in this Article Thirteen will remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantees.

          If an individual whose manual or facsimile signature is on a Note shall have ceased to hold such office prior to the authentication and delivery of the Note on which the Subsidiary Guarantees are endorsed, the Subsidiary Guarantees shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Subsidiary Guarantors.

SECTION 1303.    Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

          (a) Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent the transfer of all or substantially all of the assets of a Subsidiary Guarantor to the Company or another Subsidiary Guarantor. Upon any such consolidation, merger, transfer or sale, the Subsidiary Guarantee of such Subsidiary Guarantor shall no longer have any force or effect.

          (b) Except as provided in Section 1303(a), or a transaction referred to in Section 1304, no Subsidiary Guarantor shall consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving corporation) another Person other than the Company or another Subsidiary Guarantor, whether in a single transaction or a series of related transactions, unless (i) subject to the provisions of Section 1304 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor in connection with the Subsidiary Guarantees and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, pursuant to which such Person shall unconditionally guarantee on a senior subordinated basis all of such Subsidiary Guarantor's obligations under such Subsidiary Guarantor's Subsidiary Guarantee and this Indenture on the terms set forth in this Indenture; (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and (iii) such Subsidiary Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee, each stating that such consolidation or merger and such supplemental indenture, if any, comply with this Indenture and that such supplemental indenture is enforceable. In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor corporation shall succeed to and be substituted for such

Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

          (c) The Trustee, subject to the provisions of Section 1304 hereof, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption of obligations, comply with the provisions of this
Section 1303.

SECTION 1304.    Releases Following Sale of Assets.

          Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or all or substantially all of the assets of any such Subsidiary Guarantor or 50% or more of the Equity Interests of any such Subsidiary Guarantor) to an entity which is not a Subsidiary Guarantor or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with this Indenture, including without limitation Section 1013 hereof, such Subsidiary Guarantor shall be deemed released from its obligations under its Subsidiary Guarantee; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company or any other Subsidiary of the Company shall also terminate upon such release, sale or transfer. Upon delivery by the Company to the Trustee of an Officer's Certificate and Opinion of Counsel, to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 1013 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee. Any

Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article Thirteen.

SECTION 1305.    Limitation of Subsidiary Guarantor's Liability.

          Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under this Article Thirteen shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article Thirteen, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee of such Subsidiary Guarantor not constituting a fraudulent transfer or conveyance.

SECTION 1306. Application of Certain Terms and Provisions to the Subsidiary Guarantors.

          (a) For purposes of any provision of this Indenture which provides for the delivery by any Subsidiary Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 101 shall apply to such Subsidiary Guarantor as if references therein to the Company were references to such Subsidiary Guarantor.

          (b) Any request, demand, authorization, direction, notice, consent, waiver or other document which by any provision of this Indenture is to be made by any Subsidiary Guarantor, shall be sufficient if evidenced as described in Section 105 as if references therein to the Company were references to such Subsidiary Guarantor.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by any Holder may be given or served as described in Section 105 as if references therein to the Company were references to such Subsidiary Guarantor.

          (d) Upon any application or request by any Subsidiary Guarantor to the Trustee to take any action under any provision of this Indenture, such Subsidiary Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 102 hereof as if all references therein to the Company were references to such Subsidiary Guarantor.

SECTION 1307.    Release of Subsidiary Guarantees.

          Concurrently with the defeasance of the Notes under Section 1202 hereof, the Subsidiary Guarantors shall be released from all of their obligations under the Subsidiary Guarantees and this Article Thirteen.

SECTION 1308.    Subordination of Subsidiary Guarantees.

          The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee pursuant to this Article Thirteen is subordinated in right of payment to the prior payment in full in cash of all Senior Indebtedness of such Subsidiary Guarantor on the same basis and the same terms as the Notes are subordinated to Senior Indebtedness of the Company. For the purposes of the foregoing sentence, each and all of the provisions of Article Fourteen shall apply to each Subsidiary Guarantee with the same effect as they apply to the Notes and (without limiting the generality of the foregoing) (i) the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Subsidiary Guarantors only at such times as they may receive and/or retain payments in respect of Notes pursuant to this Indenture, including Article Fourteen hereof, (ii) payments and distributions in respect of the Subsidiary Guarantees shall be paid to the holders of Senior Indebtedness on the same terms that payments and distributions in respect of the Notes are required to be paid to them, (iii) in the event that the Trustee receives any Subsidiary Guarantor payment at a time when the Trustee has actual knowledge that such payment is prohibited by this Section 1308, such Subsidiary Guarantor payment shall be held by the Trustee in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of the Senior Indebtedness of such Subsidiary Guarantor remaining unpaid or unprovided for, for application to the payment of all obligations with respect to Senior Indebtedness remaining unpaid, to the extent necessary to pay such Senior Indebtedness (including Post-Commencement Interest and Expense Claims) in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, and (iv) in the event that a Holder receives any Subsidiary Guarantor payment at a time when such payment is prohibited by this Section 1308, such Subsidiary Guarantor payment shall be forthwith paid over and delivered to the holders of the Senior Indebtedness of such Subsidiary Guarantor remaining unpaid or unprovided for, for application to the payment of all obligations with respect to Senior Indebtedness remaining unpaid, to the extent necessary to pay such Senior Indebtedness (including Post-Commencement Interest and Expense Claims) in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          Each Holder of a Note by its acceptance thereof (a) agrees to and shall be bound by the provisions of this Section 1308, (b) authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary and appropriate to effectuate the subordination so provided, and (c) appoints the Trustee as the Holder's attorney-in-fact for any and all such purposes.

                                ARTICLE FOURTEEN

                                 Subordination

SECTION 1401.    Agreement to Subordinate.

          The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes and all Obligations in respect of the Notes and all Subsidiary Guarantees thereof are subordinated in right of payment, to the extent and in the manner provided in this Article Fourteen, to the prior payment in full in cash of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

SECTION 1402.    Liquidation; Dissolution; Bankruptcy.

          Upon any distribution of assets of the Company or any Subsidiary Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of the Company or any Subsidiary Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding or upon assignment for the benefit of creditors or any marshaling of the Company's or any Subsidiary Guarantor's assets and liabilities:

          (1) the holders of all Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, shall first be entitled to receive payment in full in cash or Cash Equivalents of all Senior Indebtedness (including Post-Commencement Interest and Expense Claims) before the Holders are entitled to receive any payment on account of the principal of, premium, if any, and interest on the Notes or any Obligation in respect to the Notes or any Subsidiary Guarantee (other than Junior Securities); and

          (2) any payment or distribution of assets of the Company or such Subsidiary Guarantor of any kind or character from any source, whether in cash, property or securities (other than Junior Securities), to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for this Article, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Indebtedness or their representatives to the extent necessary to make payment in full of all such Senior Indebtedness (including Post-Commencement Interest and Expense Claims) remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness.

SECTION 1403.    Default on Senior Indebtedness.

          No payment (by set-off or otherwise) may be made by or on behalf of the Company or a Subsidiary Guarantor, as applicable, on account of the principal of, premium, if any, or interest on the Notes (including any repurchases of notes), or on account of the redemption provisions of the

Notes or any Obligation in respect of the Notes, for cash or property, (i) upon the maturity of any Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on and fees in respect of such Senior Indebtedness are paid in full in cash or Cash Equivalents, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on or fee in respect of Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

          Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Senior Indebtedness to declare such Senior Indebtedness to be due and payable and (ii) written notice of such event of default is given to the Company and the Trustee by the Senior Bank Representative or the holders of an aggregate of at least $25.0 million principal amount outstanding of any other Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company, if the Company is an obligor on such Senior Indebtedness, or any Subsidiary Guarantor which is an obligor under such Senior Indebtedness on account of the principal of, premium, if any, or interest on the Notes (including any repurchases of any of the Notes), or on account of the redemption provisions of the Notes or any Obligation in respect of the Notes, in any such case. Notwithstanding the foregoing, unless the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Company and the Subsidiary Guarantors shall be required to pay all sums not paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days and
(ii) no default that existed upon the date of such

Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period.

SECTION 1404.  Acceleration of Notes.

          If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 1405.  When Distribution Must Be Paid Over.

          In the event that, notwithstanding the other provisions of this Article Fourteen, the Trustee receives any payment or distribution of the Notes or any Obligations with respect to the Notes or any Subsidiary Guarantee at a time when the Trustee has actual knowledge that such payment or distribution is prohibited by Section 1403 hereof, such payment or distribution shall be held by the Trustee in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments representing any of such Senior Indebtedness may have been issued, ratably according to aggregate principal amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, for application to the payment of all obligations with respect to Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment of all such obligations (including Post-Commencement Interest and Expense Claims) in full in cash or Cash Equivalents in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          In the event that, notwithstanding the other provisions of this Article Fourteen, a Holder receives any payment or distribution of any Obligations with respect to the Notes at a time when such payment or distribution is prohibited by Section 1403 hereof, such payment or distribution shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments representing any of such Senior Indebtedness may have been issued, ratably according to aggregate principal amounts remaining unpaid on account of such Senior Indebtedness held or represented by such, for application to the payment of all obligations with respect to Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment of all such obligations (including Post-Commencement Interest and Expense Claims) in full in cash or Cash Equivalents in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article Fourteen, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Fourteen, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 1406.  Notice by Company.

          The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article Fourteen, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article Fourteen.

SECTION 1407.  Subrogation.

          After all Senior Indebtedness is paid in full in cash or Cash Equivalents and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article Fourteen to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes. No holder of Senior Indebtedness shall be obligated to create, warrant, preserve or protect any such subrogation right or shall suffer any loss or diminution of its rights hereunder if for any reason (including, without limitation, the lack of enforceability or disallowance of any Post-Commencement Interest and Expense Claim) such right of subrogation is not available to any Holder.

SECTION 1408.  Relative Rights.

          This Article defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

          (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of (and premium, if any) and interest (and Liquidated Damages, if any) on the Notes in accordance with their terms;

          (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

          (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

          If the Company fails because of this Article to pay principal of (or premium, if any) or interest (or Liquidated Damages, if any) on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 1409.    Subordination May Not Be Impaired by Company.

          No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any holder of Senior Indebtedness to comply with this Indenture.

          Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Fourteen or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time or payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company or any other Person; provided, however, that in no event shall any such actions limit the right of the Holders to take any action to accelerate the maturity of the Notes in accordance with the provisions set forth in
Section 502 or to pursue any rights or remedies against the parties to this Indenture under this Indenture or under applicable laws if the taking of such action does not otherwise violate the terms of this Article Fourteen.

SECTION 1410.  Distribution or Notice to Senior Bank Representative.

          Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to the Senior Bank Representative.

          Upon any payment or distribution of assets of the Company or any Subsidiary Guarantor referred to in this Article Fourteen, the Trustee and the Holders shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Senior Bank Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company or such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fourteen. Notwithstanding the foregoing, with respect only to obligations under the Revolving Credit Facility, the Trustee and the Holders shall be entitled to rely only upon the order or decree made by any court of competent jurisdiction or upon a certificate of the Senior Bank Representative for the purpose of ascertaining the matters described in the preceding sentence.

SECTION 1411.  Rights of Trustee and Paying Agent.

          Notwithstanding the provisions of this Article Fourteen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article. Only the Company or the Senior Bank Representative may give the notice. Nothing in this Article Fourteen shall impair the claims of, or payments to, the Trustee under or pursuant to Section 607 hereof.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.

SECTION 1412.  Authorization to Effect Subordination.

          Each Holder of a Note and a Subsidiary Guarantee by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Fourteen, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of Indebtedness in the form required in any proceeding referred to in Section 504 hereof at least 30 days before the expiration of the time to file such claim, the Senior Bank Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes and Subsidiary Guarantees.

SECTION 1413.  Amendments.

          The provisions of this Article Fourteen or any related definitions shall not be amended or modified in a manner adverse to the holders of Senior Indebtedness without the written consent of the holders of all Senior Indebtedness.


                             ----------------------

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                  LIBERTY GROUP OPERATING, INC.


                                  By /S/ Kenneth L. Serota
                                    ------------------------------
                                    Name: Kenneth L. Serota
                                    Title: President and Chief
                                           Executive Officer

Attest:

/S/ Elizabeth M. Lyons
------------------------
Name: Elizabeth M. Lyons
Title: Assistant Secretary


                                  LIBERTY GROUP ARIZONA HOLDINGS, INC.


                                  By /S/ Kenneth L. Serota
                                    ------------------------------
                                    Name: Kenneth L. Serota
                                    Title: President





Attest:

/S/ Elizabeth M. Lyons
------------------------
Name: Elizabeth M. Lyons
Title: Assistant Secretary

                                  LIBERTY GROUP ARKANSAS HOLDINGS, INC.


                                  By  /s/ Kenneth L. Serota
                                    ------------------------------
                                    Name: Kenneth L. Serota
                                    Title: President

Attest:

/S/ Elizabeth M. Lyons
------------------------
Name: Elizabeth M. Lyons
Title: Assistant Secretary


                                  LIBERTY GROUP CALIFORNIA HOLDINGS,
                                  INC. d/b/a/ LGP CALIFORNIA
                                  HOLDINGS, INC.


                                  By  /s/ Kenneth L. Serota
                                    ------------------------------
                                    Name: Kenneth L. Serota
                                    Title: President

Attest:

/S/ Elizabeth M. Lyons
------------------------
Name: Elizabeth M. Lyons
Title: Assistant Secretary


                                  LIBERTY GROUP ILLINOIS HOLDINGS, INC.



                                  By  /s/ Kenneth L. Serota
                                    ------------------------------
                                    Name: Kenneth L. Serota
                                    Title: President

Attest:

/S/ Elizabeth M. Lyons
------------------------
Name: Elizabeth M. Lyons
Title: Assistant Secretary

                                  LIBERTY GROUP IOWA HOLDINGS, INC.


                                  By /s/ Kenneth L. Serota
                                    ------------------------------
                                    Name: Kenneth L. Serota
                                    Title: President

Attest:

/S/ Elizabeth M. Lyons
------------------------
Name: Elizabeth M. Lyons
Title: Assistant Secretary



                                  LIBERTY GROUP KANSAS HOLDINGS, INC.


                                  By /s/ Kenneth L. Serota
                                    ------------------------------
                                    Name: Kenneth L. Serota
                                    Title: President

Attest:

/S/ Elizabeth M. Lyons
------------------------
Name: Elizabeth M. Lyons
Title: Assistant Secretary



                                  LIBERTY GROUP MICHIGAN HOLDINGS, INC.


                                  By /s/ Kenneth L. Serota
                                    ------------------------------
                                    Name: Kenneth L. Serota
                                    Title: President

Attest:
Attest:

/S/ Elizabeth M. Lyons
------------------------
Name: Elizabeth M. Lyons
Title: Assistant Secretary

                                  LIBERTY GROUP MINNESOTA HOLDINGS, INC.


                                  By /s/ Kenneth L. Serota
                                    ------------------------------
                                    Name: Kenneth L. Serota
                                    Title: President

Attest:

/S/ Elizabeth M. Lyons
------------------------
Name: Elizabeth M. Lyons
Title: Assistant Secretary



                                  LIBERTY GROUP MISSOURI HOLDINGS, INC.


                                  By /s/ Kenneth L. Serota
                                    ------------------------------
                                    Name: Kenneth L. Serota
                                    Title: President

Attest:

/S/ Elizabeth M. Lyons
------------------------
Name: Elizabeth M. Lyons
Title: Assistant Secretary


                                  LIBERTY GROUP NEW YORK HOLDINGS, INC.



                                  By /s/ Kenneth L. Serota
                                    ------------------------------
                                    Name: Kenneth L. Serota
                                    Title: President

Attest:

/S/ Elizabeth M. Lyons
------------------------
Name: Elizabeth M. Lyons
Title: Assistant Secretary

                                  LIBERTY GROUP PENNSYLVANIA HOLDINGS, INC.


                                  By /s/ Kenneth L. Serota
                                    ------------------------------
                                    Name: Kenneth L. Serota
                                    Title: President

Attest:

/S/ Elizabeth M. Lyons
------------------------
Name: Elizabeth M. Lyons
Title: Assistant Secretary



                                  LIBERTY GROUP MANAGEMENT SERVICES, INC.


                                  By /s/ Kenneth L. Serota
                                    ------------------------------
                                    Name: Kenneth L. Serota
                                    Title: President

Attest:

/S/ Elizabeth M. Lyons
------------------------
Name: Elizabeth M. Lyons
Title: Assistant Secretary



                                  STATE STREET BANK AND TRUST COMPANY


                                  By /s/ Michael Hopkins
                                    ------------------------------
                                    Name: Michael Hopkins
                                    Title: Vice President

Attest:

/S/ Susan C. Merker
------------------------
Name: Susan C. Merker
Title: Vice President

STATE OF ILLINOIS     )  ss.:
COUNTY OF COOK        )


          On the  26th day of January, 1998, before me personally came Kenneth
L. Serota, to me known, who, being by me duly sworn, did depose and say that he is the President and Chief Executive Officer of Liberty Group Operating, Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name to the foregoing instrument in his authorized capacity.


                                             /s/ Shelia E. Pyburn
                                             ---------------------------------





STATE OF ILLINOIS     )  ss.:
COUNTY OF COOK        )


          On the 26th  day of January, 1998, before me personally came Kenneth
L. Serota, to me known, who, being by me duly sworn, did depose and say that he is the President of Liberty Group Arizona Holdings, Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name to the foregoing instrument in his authorized capacity.


                                             /s/ Shelia E. Pyburn
                                             ---------------------------------

STATE OF ILLINOIS     )  ss.:
COUNTY OF COOK        )


          On the 26th  day of January, 1998, before me personally came Kenneth
L. Serota, to me known, who, being by me duly sworn, did depose and say that he is the President of Liberty Group Arkansas Holdings, Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name to the foregoing instrument in his authorized capacity.


                                             /s/ Shelia E. Pyburn
                                             ---------------------------------





STATE OF ILLINOIS     )  ss.:
COUNTY OF COOK        )


          On the 26th day of January, 1998, before me personally came Kenneth
L. Serota, to me known, who, being by me duly sworn, did depose and say that he is the President of Liberty Group California Holdings, Inc. d/b/a/ LGP California Holdings, Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name to the foregoing instrument in his authorized capacity.


                                              /s/ Shelia E. Pyburn
                                             ---------------------------------

STATE OF ILLINOIS     )  ss.:
COUNTY OF COOK        )


          On the 26th day of January, 1998, before me personally came Kenneth
L. Serota, to me known, who, being by me duly sworn, did depose and say that he is the President of Liberty Group Illinois Holdings, Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name to the foregoing instrument in his authorized capacity.


                                              /s/ Shelia E. Pyburn
                                             ---------------------------------





STATE OF ILLINOIS     )  ss.:
COUNTY OF COOK        )


          On the 26th day of January, 1998, before me personally came Kenneth
L. Serota, to me known, who, being by me duly sworn, did depose and say that he is the President of Liberty Group Iowa Holdings, Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name to the foregoing instrument in his authorized capacity.


                                              /s/ Shelia E. Pyburn
                                             ---------------------------------

STATE OF ILLINOIS     )  ss.:
COUNTY OF COOK        )


          On the 26th day of January, 1998, before me personally came Kenneth
L. Serota, to me known, who, being by me duly sworn, did depose and say that he is the President of Liberty Group Kansas Holdings, Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name to the foregoing instrument in his authorized capacity.


                                              /s/ Shelia E. Pyburn
                                             ---------------------------------





STATE OF ILLINOIS     )  ss.:
COUNTY OF COOK        )


          On the 26th day of January, 1998, before me personally came Kenneth
L. Serota, to me known, who, being by me duly sworn, did depose and say that he is the President of Liberty Group Michigan Holdings, Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name to the foregoing instrument in his authorized capacity.


                                              /s/ Shelia E. Pyburn
                                             ---------------------------------

STATE OF ILLINOIS     )  ss.:
COUNTY OF COOK        )


          On the 26th day of January, 1998, before me personally came Kenneth
L. Serota, to me known, who, being by me duly sworn, did depose and say that he is the President of Liberty Group Minnesota Holdings, Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name to the foregoing instrument in his authorized capacity.


                                              /s/ Shelia E. Pyburn
                                             ---------------------------------





STATE OF ILLINOIS     )  ss.:
COUNTY OF COOK        )


          On the 26th day of January, 1998, before me personally came Kenneth
L. Serota, to me known, who, being by me duly sworn, did depose and say that he is the President of Liberty Group Missouri Holdings, Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name to the foregoing instrument in his authorized capacity.


                                              /s/ Shelia E. Pyburn
                                             ---------------------------------

STATE OF ILLINOIS     )  ss.:
COUNTY OF COOK        )


          On the 26th day of January, 1998, before me personally came Kenneth
L. Serota, to me known, who, being by me duly sworn, did depose and say that he is the President of Liberty Group New York Holdings, Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name to the foregoing instrument in his authorized capacity.


                                              /s/ Shelia E. Pyburn
                                             ---------------------------------





STATE OF ILLINOIS     )  ss.:
COUNTY OF COOK        )


          On the 26th day of January, 1998, before me personally came Kenneth
L. Serota, to me known, who, being by me duly sworn, did depose and say that he is the President of Liberty Group Pennsylvania Holdings, Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name to the foregoing instrument in his authorized capacity.


                                              /s/ Shelia E. Pyburn
                                             ---------------------------------

STATE OF ILLINOIS     )  ss.:
COUNTY OF COOK        )


          On the 26th day of January, 1998, before me personally came Kenneth
L. Serota, to me known, who, being by me duly sworn, did depose and say that he is the President of Liberty Group Management Services, Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name to the foregoing instrument in his authorized capacity.


                                              /s/ Shelia E. Pyburn
                                             ---------------------------------





STATE OF CONNECTICUT)  ss.:
         -----------
COUNTY OF  HARTFORD )
         -----------

          On the 23th day of January, 1998, before me personally came Michael Hopkins, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of State Street Bank and Trust Company, one of the corporations described in and which executed the foregoing instrument, and that he signed his name to the foregoing instrument in his authorized capacity.


                                              /s/ Dawn P. Heintz
                                             ---------------------------------

                                                                         Annex A

                                 [FORM OF NOTE]

          Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New York)(the "Depositary"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)

          THE NOTES (OR THEIR PREDECESSORS) EVIDENCED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTES EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTES MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (a) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO THE COMPANY, (e) PURSUANT TO AN





-----------------------

(1) This paragraph should only be added if the Note is issued in global form.

EFFECTIVE REGISTRATION STATEMENT OR (f) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.(2)

          THIS NOTE IS A REGULATION S TEMPORARY GLOBAL NOTE AS SPECIFIED IN THE INDENTURE. EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN SECTION 305 OF THE INDENTURE, NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS REGULATION S TEMPORARY GLOBAL NOTE MAY BE MADE FOR AN INTEREST IN A REGULATION S PERMANENT GLOBAL NOTE OR A RULE 144A GLOBAL NOTE DURING THE 40-DAY RESTRICTED PERIOD.(3)

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THIS NOTE IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.(4)

                         LIBERTY GROUP OPERATING, INC.

                   9 3/8% SENIOR SUBORDINATED NOTES DUE 2008


                                                            CUSIP No. 530551AA8
No.                                                         $180,000,000

          Liberty Group Operating, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________, or


--------------
(2) This sentence should be included only for the Transfer Restricted Notes.

(3) This paragraph should be included only for Regulation S Temporary Global Notes.

(4) This paragraph should be included only for Regulation S Permanent Global Notes.

registered assigns, the principal sum of one hundred eighty million dollars on February 1, 2008, and to pay interest thereon from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing August 1, 1998, at 9 3/8% until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 11 3/8% per annum on any overdue principal and premium and on any overdue installment of interest and Liquidated Damages, if any, until paid as specified on the reverse hereof.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:


                                           LIBERTY GROUP OPERATING, INC.



                                           By
                                             ---------------------------------
                                             Name:
                                             Title:

Attest:


---------------------------------
Name:
Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Notes referred to in the within-mentioned
Indenture.

Dated:

                                  STATE STREET BANK AND TRUST COMPANY
                                             as Trustee


                                  By
                                    ---------------------------------
                                     Authorized Officer

          The [Rule 144A] [Regulation S Temporary] [Regulation S Permanent] [Global] Note is one of a duly authorized issue of Notes of the Company designated as its 9 3/8% Senior Subordinated Notes due 2008 (herein called the "Notes"), limited in aggregate principal amount to $180,000,000, issued and to be issued under an Indenture, dated as of January 27, 1998 (herein called the "Indenture"), among the Company, the Subsidiary Guarantors parties thereto and State Street Bank and Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

          The Notes are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after February 1, 2003, as a whole or in part, at the election of the Company, at a Redemption Price which, if during the twelve month period beginning February 1, 2003 is equal to 104.688% of the principal amount of this Note; if during the twelve month period beginning February 1, 2004 is equal to 103.125% of the principal amount of this Note; if during the twelve month period beginning February 1, 2005 is equal to 101.563% of the principal amount of this Note; and thereafter is equal to 100% of the principal amount of this Note, in each case plus interest thereon accruing from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 9 3/8% per annum, provided that interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

          Notwithstanding the foregoing, at any time on or prior to February 1, 2001, the Company may redeem, on one or more occasions, up to an aggregate of 35% of the aggregate principal amount of the Notes originally outstanding at a Redemption Price equal to 109.375% of the principal amount thereof (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) plus accrued and unpaid Liquidated Damages, if any, to the date of redemption, with cash from the Net Cash Proceeds to the Company of one or more Public Equity Offerings; provided, that at least 65% of the aggregate principal amount of the Notes originally outstanding remain outstanding immediately after the occurrence of each such redemption; provided, further, that such notice of redemption shall be sent within 30 days after the date of closing of any such Public Equity Offering, and such redemption shall occur within 60 days after the date such notice is sent.

          The Notes do not have the benefit of any sinking fund obligations.

          In the event of redemption or purchase pursuant to an Asset Sale Offer or Change of Control Offer of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          The Indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

          If an Event of Default shall occur and be continuing, there may be declared due and payable the principal amount of the Notes, in the manner and with the effect provided in the Indenture. Upon any acceleration of maturity of the Notes, all principal of and accrued interest and Liquidated Damages, if any, on the Notes shall be due and payable immediately.

          The Indenture provides that, subject to certain conditions, if (i) certain Net Cash Proceeds are available to the Company as a result of Asset Sales or (ii) a Change of Control occurs, the Company shall be required to make an Asset Sale Offer or Change of Control Offer, respectively, for all of the Notes.

          The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note or (ii) certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (and Liquidated Damages, if any) on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York and at any other office or agency maintained by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

          No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Subsidiaries or any successor entity shall have any personal liability in connection with this Note solely by reason of his or its status as such stockholder, employee, officer or director. Each Holder by accepting this Note waives and releases all such liability, acknowledges and consents to the transactions described under "The Acquisition" in the Offering Memorandum and further acknowledges the waiver and release are part of the consideration for the issuance of this Note.

          All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement.(5)

          The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.





---------------------------------

(5) This sentence should be included only for the Initial Notes.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased in its entirety by the Company pursuant to Section 1013 or 1015 of the Indenture, check the box:

          [ ]

          If you want to elect to have only a part of this Note purchased by the Company pursuant to Section 1013 or 1015 of the Indenture, state the amount: $


Dated:                            Your Signature:
                                                 -----------------------------
                                  (Sign exactly as name appears on the other side of this Note)


Signature Guarantee:
                    ---------------------------------
                    (Signature must be guaranteed by
                    a member firm of the New York Stock
                    Exchange or a commercial bank or
                    trust company)

                             SCHEDULE OF EXCHANGES(6)

          The following exchanges relating to this Global Note have been made:



                                                          Principal
                                                          Amount of         Signature of
                     Amount of          Amount of         this Global       authorized
                     decrease in        increase in       Note              officer of
                     Principal          Principal         following         Trustee or
                     Amount of this     Amount of this    such decrease     Notes
Date of Exchange     Global Note        Global Note       (or increase)     Custodian
----------------------------------------------------------------------------------------





--------------------
(6)   This schedule should only be added if the Note is issued in global form.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF TRANSFER RESTRICTED NOTES(7)

Re:  9 3/8% SENIOR SUBORDINATED NOTES DUE 2008 OF LIBERTY GROUP OPERATING, INC.

          This Certificate relates to $___________ principal amount of Notes held in (check applicable space) _____ book-entry or _____ definitive form by _________________ (the "Transferor").

The Transferor (check applicable box):

     [ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

     [ ] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

          In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Notes and as provided in Section 305 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:

     [ ] Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 305(a)(ii)(A) or Section 305(d)(ii)(A) of the Indenture).

     [ ] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act) that is aware that any sale of Notes to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Note for its own account, or for the account of another such "qualified institutional buyer" (in





--------------------

(7) This Certificate shall be included only for Initial Notes.

satisfaction of Section 305(a)(ii)(B) or Section 305(d)(ii)(B) of the Indenture).

     [ ] Such Note is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an Offshore Transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 305(a)(ii)(C) or Section 305(d)(ii)(C) of the Indenture).

     [ ] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act and in accordance with applicable securities laws of the states of the United States, other than as provided in the immediately preceding paragraph. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 305(a)(ii)(D) or Section 305(d)(ii)(D) of the Indenture).


                                           -----------------------------
                                           [INSERT NAME OF TRANSFEROR]


                                           By:
                                              --------------------------


Date:
     ---------------

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF
NOTES(8)

Re:  9 3/8% SENIOR SUBORDINATED NOTES DUE 2008 OF LIBERTY GROUP OPERATING, INC.


          This Certificate relates to $_____ principal amount of Notes held in (check applicable box) _____ book-entry or _____ definitive form by ___________ (the "Transferor").

The Transferor (check applicable box):

     [ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

     [ ] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.


                                           -----------------------------
                                           [INSERT NAME OF TRANSFEROR]


                                           By:
                                              --------------------------


Date:
     ---------------




--------------------------

(8) This certificate shall be included only for the Exchange Notes.

                                                                         Annex B

                              SUBSIDIARY GUARANTEE


          The Subsidiary Guarantors listed below (hereinafter referred to as the "Subsidiary Guarantors," which term includes any successors or assigns under the Indenture, dated as of January 27, 1998 (the "Indenture"), between the Company and State Street Bank and Trust Company, as Trustee, and any additional Subsidiary Guarantors), have irrevocably and unconditionally guaranteed (i) the due and punctual payment of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the 9 3/8% Senior Subordinated Notes due 2008 (the "Notes") of Liberty Group Operating, Inc., a Delaware corporation (the "Company"), whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, and premium if any, and (to the extent permitted by law) interest on any interest and Liquidated Damages, if any, on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article Thirteen of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee.

          The obligations of each Subsidiary Guarantor to the Holder and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article Thirteen of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee.

          No stockholder, officer, director, employee or incorporator, as such, past, present or future of each Subsidiary Guarantor shall have any liability by reason of his or its status as such stockholder, officer, director, employee or incorporator for any obligations of any Subsidiary Guarantor under the Notes, the Indenture or its Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.

          This is a continuing guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer of assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and not of collectibility.

          The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent transfer or conveyance under applicable law.

          The obligation evidenced by this Subsidiary Guarantee is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Subsidiary Guarantee is subject to the provisions of the Indenture with respect thereto. Each Holder of this Subsidiary Guarantee, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

          THE TERMS OF ARTICLE THIRTEEN OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

          All terms used in this Subsidiary Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                           [Subsidiary Guarantor]

                                           By:
                                              --------------------------
                                              Name:
                                              Title:

                                                                         Annex C

                 [FORM OF REGULATION S CERTIFICATE FOR HOLDER]

CERTIFICATE TO BE DELIVERED UPON RECEIPT OF PAYMENT OF PRINCIPAL OR INTEREST WITH RESPECT TO A REGULATION S TEMPORARY GLOBAL NOTE OR THE EXCHANGE OF A REGULATION S TEMPORARY GLOBAL NOTE FOR REGULATION S PERMANENT GLOBAL NOTE

Re:  9 3/8% SENIOR SUBORDINATED NOTES DUE 2008 OF LIBERTY GROUP OPERATING, INC.


          The undersigned as the Holder of a beneficial interest in a Regulation S Temporary Global Note is delivering this certificate concurrently with (check one):

     [ ] the receipt of a payment of interest or principal with respect to a Regulation S Temporary Global Note; or

     [ ] its written order to Euroclear or CEDEL, as the case may be, to exchange its beneficial interest in the Regulation S Temporary Global Note for beneficial interest in a Regulation S Permanent Global Note.

          In connection with the above, the undersigned hereby certifies that:

     [ ] the undersigned as the Holder of the beneficial interest in the Regulation S Temporary Global Note is not a U.S. Person (as defined in Section
305); or

     [ ] the undersigned has purchased its interest in the Regulation S Temporary Global Note in a transaction that is exempt from the registration requirements under the Securities Act.


                                           -----------------------------
                                           [INSERT NAME OF HOLDER]


                                           By:
                                              --------------------------


Date:
     -----------------

           [FORM OF REGULATION S CERTIFICATE FOR EUROCLEAR AND CEDEL]


CERTIFICATE TO BE DELIVERED UPON RECEIPT OF PAYMENT OF PRINCIPAL OR INTEREST WITH RESPECT TO A REGULATION S TEMPORARY GLOBAL NOTE OR THE EXCHANGE OF A REGULATION S TEMPORARY GLOBAL NOTE FOR REGULATION S PERMANENT GLOBAL NOTE

Re:  9 3/8% SENIOR SUBORDINATED NOTES DUE 2008 OF LIBERTY GROUP OPERATING, INC.


          The undersigned is delivering this certificate concurrently with (check one):

     [ ] the receipt of a payment of interest or principal with respect to a Regulation S Temporary Global Note; or

     [ ] the exchange of a Regulation S Temporary Global Note for a Regulation S Permanent Global Note.

          In connection with the above, the undersigned hereby certifies that:

     [ ] None of the holders of beneficial interests in the Regulation S Temporary Global Note is a U.S. Person (as defined in Section 305); or

     [ ] Each of the holders of beneficial interests in the Regulation S Temporary Global Note has purchased its interest in a transaction that is exempt from the registration requirements under the Securities Act.


                                           [MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK, BRUSSELS OFFICE,
                                            AS OPERATOR OF THE EUROCLEAR
                                            CLEARANCE SYSTEM]
                                           [CEDEL BANK, SOCIETE ANONYME]


                                           By:
                                              ----------------------------


Date:
     ---------------------





                                      C-1